UNITED STATES
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Ryder System, Inc.
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Ryder System, Inc. 11690 N.W. 105th Street Miami, Florida 33178

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Date:	May 6, 2022
Time:	10:00 a.m. Eastern Daylight Time
Location:	Virtually at www.virtualshareholdermeeting.com/R2022
Purpose:	1. To elect eleven directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To vote, on an advisory basis, on a shareholder proposal regarding written consent.
5. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 7, 2022.
Proxy Voting:	Your vote is important. You may vote:
• via internet;
• by telephone; or
• by mail, if you received a paper copy of these proxy materials.

Due to health and safety concerns regarding COVID-19 and to support the well-being of our employees and shareholders, we will be hosting a virtual Annual Meeting of Shareholders live via the internet this year. To attend the Annual Meeting via the internet please visit www.virtualshareholdermeeting.com/R2022 and be sure to have the information that is printed on your notice card. We intend to return to in-person annual meetings once the Company determines that it is safe to do so.

By order of the Board of Directors,

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
Miami, Florida
March 16, 2022
This proxy statement and the form of proxy, along with our Annual Report on Form 10-K for the year ended December 31, 2021 and the shareholder letter, were first sent or given to shareholders on or about March 16, 2022.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 6, 2022.
Ryder’s proxy statement and Annual Report are available online at:  http://www.proxyvote.com

Ryder System, Inc. | 2022 Proxy Statement	i

Proxy Summary

PROXY SUMMARY
This proxy summary provides selected highlights of information contained elsewhere in this proxy statement. Please read the entire proxy statement before voting.

ANNUAL MEETING

Date:	May 6, 2022
Time:	10:00 a.m. Eastern Daylight Time
Location:	Virtually at www.virtualshareholdermeeting.com/R2022
Record Date:	March 7, 2022
Voting:
Each share of the Company’s common stock held by you at the close of business on March 7, 2022 (the record date) is entitled to one vote on each matter that is properly submitted for a vote at the Annual Meeting.
How:

Online	By Phone	By Mail
www.proxyvote.com	1.800.690.6903	Completing, signing and returning your proxy card

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Matter	Board Recommendation	Page
No. 1	Election of Directors	FOR each Director Nominee	18
No. 2	Ratification of PricewaterhouseCoopers LLP as Independent Auditor	FOR	25
No. 3	Advisory Vote on Executive Compensation	FOR	56
No. 4	Shareholder Proposal Regarding Written Consent	AGAINST	57

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Proxy Summary

2021 RYDER HIGHLIGHTS
Ryder generated various positive achievements in 2021, demonstrating strong financial performance and upward momentum due to robust freight conditions and long-term outsourcing supply chain trends. Under the skilled leadership of our named executive officers ("NEOs"), in 2021 we reported:

$9.70 EPS	$9.7B REVENUE	20.9% ADJUSTED ROE	$2.2B OPERATING CASH FLOW
•Diluted earnings per share ("EPS") from continuing operations of $9.70 versus $(2.15) in prior year	•Total revenue increased 15% from prior year •Operating revenue* increased 11% to $7.8B from prior year	•Achieved record adjusted ROE*, driven by higher earnings in fleet management business	•Net cash provided by operating activities from continuing operations ("operating cash flow") of $2.2B •Free cash flow* was $1.1B

$519M NET EARNINGS	$764M INVESTED IN SUPPLY CHAIN ACQUISITIONS	10 YEARS A WORLD'S MOST ADMIRED COMPANY	9% INCREASE IN CHARITABLE GIVING
•Net earnings of $519M •Comparable EBITDA* of $2.43B	•Acquired nationwide e-commerce fulfillment provider and multi-client warehousing capability	•For ten consecutive years, named one of the "World's Most Admired Companies" by Fortune magazine	•Charitable giving increased to $2.45M, a 9% increase from prior year

For more information relating to the Company’s 2021 financial performance, please review our 2021 Annual Report on Form 10-K.
*    Adjusted ROE, operating revenue, comparable EBITDA and free cash flow are non-GAAP financial measures. For a reconciliation of the non-GAAP elements of adjusted ROE to the corresponding GAAP measures, total revenue to operating revenue, net earnings to comparable EBITDA, and cash provided by operating activities from continuing operations to free cash flow, as well as the reasons why management believes these measures are useful to shareholders, refer to the Non-GAAP Financial Measures on pages 52-59 and the Financial Resources and Liquidity on page 41 of our Annual Report on Form 10-K for the year ended December 31, 2021.

CORPORATE GOVERNANCE HIGHLIGHTS

▶
Independent and Diverse Board; all directors are independent other than our Chief Executive Officer ("CEO")/Chair, and are diverse by experience, skill, gender, race, ethnicity and age, with seven of our eleven directors identifying as women or minorities
▶
Published 2019 - 2020 Corporate Sustainability Report in accordance with Global Reporting Initiative ("GRI"), Task Force on Climate-Related Financial Disclosures ("TCFD" and Sustainability Accounting Standards Board ("SASB"), discussing our ESG goals and initiatives

▶	Strong Lead Independent Director who is highly engaged, skilled, and experienced	▶	Strong Board oversight of risk management and strategic and succession planning, with in-depth annual review process and regular updates throughout the year
▶	All independent directors meet in executive sessions without management at each Board meeting	▶	No related-person transactions in 2021
▶
Routinely evaluate our governance policies and those of our largest shareholders, and make changes when appropriate; for example, we have adopted meaningful shareholder participation rights such as written consent, proxy access and special meetings
▶
Frequent shareholder engagement; in the summer of 2021, management reached out to holders constituting over 60% of our outstanding shares to request feedback on our environmental, social and governance ("ESG") matters, executive compensation program and overall strategy

▶	Annual director elections with majority voting standards and regular evaluations of our Board and committees	▶	Robust stock ownership requirements: 6x annual salary or annual retainer for CEO and directors, as applicable, and 3x annual salary for other NEOs
▶	We prohibit our executive officers and directors from hedging or pledging Ryder stock	▶	Robust Principles of Business Conduct and Supplier Code of Ethics

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Proxy Summary

BOARD HIGHLIGHTS

			BOARD OF DIRECTORS
Name	Age	Director Since	Professional Background	Independent	Committee Memberships
Robert J. Eck	63	2011	Retired CEO of Anixter International, Inc.	Lead Independent Director	- Compensation - Governance (Chair)
Robert A. Hagemann	65	2014	Retired CFO of Quest Diagnostics Incorporated	✓	- Audit - Finance
Michael F. Hilton	67	2012	Retired President and CEO of Nordson Corporation	✓	- Compensation (Chair) - Governance
Tamara L. Lundgren	64	2012	Chairman, President and CEO of Schnitzer Steel Industries, Inc.	✓	- Audit - Governance
Luis P. Nieto, Jr.	66	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	✓	- Compensation - Finance
David G. Nord	64	2018	Retired Executive Chairman of Hubbell Incorporated	✓	- Audit (Chair) - Finance
Robert E. Sanchez	56	2013	Chair and CEO of Ryder System, Inc.
Abbie J. Smith	68	2003	Professor of Accounting at the University of Chicago Booth School of Business	✓	- Audit - Finance (Chair)
E. Follin Smith	62	2005	Retired EVP, CFO and Chief Administrative Officer of Constellation Energy Group, Inc.	✓	- Compensation - Governance
Dmitri L. Stockton	57	2018	Retired Chairman, President and CEO of GE Asset Management	✓	- Compensation - Finance
Hansel E. Tookes, II	74	2002	Retired President of Raytheon International	✓	- Audit - Governance

EXECUTIVE COMPENSATION HIGHLIGHTS
Compensation Practices

▶	Directly link pay with Company performance; majority of pay in performance-based compensation	▶	Balance between cash and equity that appropriately incents executives to create long-term value
▶	Incentive awards use variety of distinct metrics with maximum threshold payouts to avoid overemphasis on one metric or excessive risk taking	▶	Three-year performance periods and targets for long-term performance-based awards
▶	Incentive awards include double trigger and clawback provisions	▶	Annual say-on-pay vote; last year we received 94% support for compensation paid to our executives
▶	No tax gross ups or excessive parachute payments for equity awards	▶	Engage an independent compensation consultant to evaluate executive compensation
Key 2021 Compensation Actions

▶	Most total direct compensation was performance-based and considered "at risk"; 87% of our CEO's total direct compensation was at risk	▶	Approved one-time performance-based equity grants to our new Chief Financial Officer ("CFO") and our new President of FMS to reflect their promotions
▶	Base salary increases for each named executive officer ("NEO") as a result of annual salary review process	▶
All metrics in Long-Term Incentive Plan ("LTIP") and Annual Incentive Plan ("AIP") have maximum payouts of 200%; removed free cash flow metric from AIP and EBITDA metric from LTIP that each had a maximum of 300% payout

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Information About our Annual Meeting

INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2022 Annual Meeting of Shareholders (the "Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/R2022 on Friday, May 6, 2022 at 10:00 a.m. Eastern Daylight Time. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting, you will be asked to vote on the following four proposals. Our Board recommendation for each proposal is set forth below.

Proposal		Board Recommendation
No. 1	To elect each of the following eleven directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders: Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Robert E. Sanchez, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II	FOR each director nominee
No. 2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year	FOR
No. 3	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”	FOR
No. 4	To vote, on an advisory basis, on a shareholder proposal regarding written consent	AGAINST

If you sign and return your proxy without making any selections, your shares will be voted
“FOR” each of the director nominees, “FOR” Proposals 2-3 and “AGAINST” Proposal 4.
If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

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Corporate Governance Framework

CORPORATE GOVERNANCE FRAMEWORK
Governance Framework:
We maintain a Governance page in the Investors area of our website at https://investors.ryder.com, which includes:
Corporate Governance Guidelines that set forth our governance principles relating to the below, among other things:
•Role and function of the Board, including oversight of risk management, CEO/management succession, CEO evaluation and compensation, among other matters
•Structure and leadership of the Board, including Board size/composition and Chair and Lead Independent Director duties
•Board's annual strategic direction review to discuss Company's strategic plan
•Director selection and qualifications, including director independence requirements
•Board and Committee meetings and evaluations, including outside director sessions and committee rotations
•Director compensation and resignation policy
Principles of Business Conduct that apply to our officers, employees and Board members, and cover all areas of professional conduct, including conflicts of interest, confidentiality, compliance with law, and mechanisms to report known or suspected wrongdoing. Any waivers granted to Board members or our executive officers by the Corporate Governance and Nominating Committee (the "Governance Committee") will be posted on our website or disclosed in a public filing made with the Securities and Exchange Commission.
Our Governance page also includes our: By-laws; Human Rights Statement; Related Person Transactions Policy; Political Contributions Policy; Political Contributions Report; Committee Charters; Director background/experience; and Board Contact Information.
Sustainability Framework:
We also maintain a Sustainability page in the Investors area of our website at https://investors.ryder.com, which includes:
•Overview of Ryder's ESG goals related to climate, safety, diversity and equality, community involvement and ethics
•Information on our environmental sustainability program, including our long-term vision, compliance matters, waste recycling and resource conservation, carbon emissions, and governance of the program
•Ryder's 2019-2020 Corporate Sustainability Report, which, among other topics, discusses our sustainability strategy, our Scope 1, Scope 2 and Scope 3 greenhouse gas emissions in MT CO2e and emission reduction targets, and our approach to innovation, including the launch of RyderVentures, a corporate venture capital fund that is targeting $50 million in investments in emerging vehicle technologies over the course of five years
•Ryder's CDP Climate Change Response
•Previous Corporate Sustainability Reports
In recognition of our strong governance and sustainability frameworks and innovative leadership of our management team, in 2021 we were named a "World's Most Admired Companies" by Fortune magazine for the tenth consecutive year as well as one "America's Best Employers for Diversity" by Forbes.

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Board of Directors

BOARD OF DIRECTORS

Director Independence
10 of 11 Directors are Independent
Independence Standards
It is our policy that a substantial majority of the members of our Board and all of the members of our Audit Committee, Compensation Committee, Governance Committee and Finance Committee qualify as independent under the New York Stock Exchange (NYSE) corporate governance listing standards.
To assist in making independence determinations, our Board has adopted director independence standards, which are included as part of our Corporate Governance Guidelines and are available on our Investors website at https://investors.ryder.com. In the ordinary course of business, transactions may occur between Ryder and entities that some of our directors are or have been affiliated. Our director independence standards set forth certain transactions or relationships that the Board has determined will not, by themselves, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director’s independence.
2022 Independence Review
The Board determined that each director (other than our CEO, Robert Sanchez) of our Board is independent. To determine director independence, an evaluation of director questionnaires that ask about any relationships with the Company is performed. This evaluation is conducted in accordance with our Corporate Governance Guidelines and is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management.
In connection with its evaluation of director independence, our Board identified and reviewed any transactions that occurred during 2021 between Ryder and companies where our directors or family members of our directors serve as officers. For example, Ms. Lundgren currently serves as an executive officer of a company that leases vehicles or receives other services from Ryder. After a thorough review, we found that all transactions between us and the relevant company were made in the ordinary course of business and negotiated at arm’s length. Furthermore, the commercial relationship was below the threshold set forth in our director independence standards (i.e., one percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that none of these commercial relationships impaired the independence of the relevant director.
Additionally, the Board reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director. Specifically, Ms. Lundgren serves on the board of a tax-exempt organization to which the Company has made contributions. We reviewed this relationship and found that all contributions made by the Company were made in the ordinary course, at arm’s length and consistent with our policies and procedures. Furthermore, this relationship was below the threshold set forth in our director independence standards (i.e., one percent of such organization’s consolidated gross revenues for such year or $250,000, whichever is greater). As a result, our Board determined that this relationship does not impair Ms. Lundgren’s independence.
Based on its independence review and after considering the transactions described above, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II. No family relationships exist among our directors and executive officers.

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Board of Directors

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD
Our Board and management are committed to engaging with our shareholders and obtaining their views and input on performance, governance, ESG matters, executive compensation and any other issues important to our shareholders.
Board-Driven Engagement and Board Reporting. As outlined below, our Governance Committee oversees the shareholder engagement process by reviewing shareholder input and regularly providing updates to the full Board.

Shareholder Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number at 1-800-815-2830 (7 days a week/24 hours a day), through the Governance page in the Investors area of our website at https://investors.ryder.com, or by mailing their communication to: Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the matters described above will be collected by our Corporate Secretary and will be periodically, and in any event prior to each regularly scheduled Board meeting, reported to our independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the independent directors. The procedures for communicating with our independent directors as a group are available in the Investors area of our website at https://investors.ryder.com, on the Governance page.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of our employees or members of the general public may communicate concerns about any of these matters confidentially to any supervisor or manager, the Chief Legal Officer, the Vice President of Internal Audit or the Chief Compliance Officer, or on a confidential or anonymous basis by way of a third party toll-free hotline number (1-800-815-2830), web-based portal (helpline.ryder.com), e-mail (ethics@ryder.com), or via e-mail to members of our Audit Committee (audit@ryder.com). All of these reporting mechanisms are publicized in the Investors area of our website at https://investors.ryder.com, in our Principles of Business Conduct, through in-person and online compliance training, and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, financial improprieties or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee. A summary of all complaints of whatever type received through the reporting mechanisms are reported to the Audit Committee at each regularly scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.

BOARD MEETINGS
The Board held five regular meetings in 2021. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served in 2021. Our independent directors meet in outside directors session without management present as part of each regularly scheduled Board meeting. Our Lead Independent Director presides over these outside directors sessions.
We expect all of our directors to virtually attend our 2022 Annual Meeting of Shareholders. All of our directors virtually attended the 2021 Annual Meeting.

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Board of Directors

BOARD LEADERSHIP STRUCTURE
Ryder combines the positions of CEO and Board Chair. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues, communicating essential information to the Board about Ryder’s performance and strategies, and proposing agendas for the Board. Ryder believes that its Board leadership structure is enhanced by the independent leadership provided by our Lead Independent Director. The Board has developed the role of a strong Lead Independent Director to facilitate and strengthen the Board’s independent oversight of Company performance, strategy and succession planning, and uphold effective governance standards. Ryder’s Corporate Governance Guidelines establish that the Board members shall appoint a Lead Independent Director every five years, although the Board has discretion to deviate from this cycle when it determines it is in the best interests of the Company to do so. Our current Lead Independent Director is Robert J. Eck, who has served in the position since 2020.
The Lead Independent Director’s duties include the following:

▶	Preside at all Board meetings at which the Chair is not present, including outside directors sessions of the independent directors (which are held at every regular meeting)
▶	Serve as liaison between CEO/Chair and independent directors, and work with Chair to make sure all director viewpoints are considered and that decisions are appropriately made
▶	Serve as liaison between Board and management to ensure Board obtains the materials and information it needs
▶	Request and preview information sent to the Board, as necessary
▶	Review and approve meeting agendas for the Board, in collaboration with Chair and Chief Legal Officer, to ensure that topics requested by the independent directors are included
▶	Call meetings of independent directors, as necessary
▶	Consult with shareholders on their concerns and expectations, upon request
▶	Engage with other independent directors to identify matters for discussion at outside directors sessions
▶	Oversee annual CEO evaluation
▶	Serve as Governance Committee Chair and oversee the Board’s annual evaluation process and the search process for new director candidates

BOARD COMMITTEES
The Board has four standing committees: Audit, Compensation, Corporate Governance and Nominating, and Finance. Each committee evaluates its performance annually. The table below provides current membership and 2021 meeting information for each committee:
The specific powers and responsibilities of the committees are set forth in more detail in their charters, which are available on the Governance page in the Investors area of our website at https://investors.ryder.com.

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Audit Committee

AUDIT COMMITTEE
Members

David G. Nord (Chair)	Robert A. Hagemann	Tamara L. Lundgren	Abbie J. Smith	Hansel E. Tookes, II

Key Responsibilities
▶	Approve compensation and evaluate the independence of our independent registered certified public accounting firm
▶	Approve scope of annual audit and related audit fees
▶	Review scope of internal audit’s activities and performance of internal audit function
▶	Review and discuss adequacy and effectiveness of internal control over financial reporting with internal audit and independent registered certified public accounting firm
▶	Oversee investigations regarding accounting and financial complaints and Ryder’s global compliance program
▶	Review audit results, financial disclosures and earnings guidance
▶	Review reports related to cybersecurity, information technology risks, network security and data privacy
▶	Oversee process by which Company assesses and manages risk
▶	Oversee matters relating to accounting, auditing and financial reporting practices and policies
Independence and Financial Expertise
▶	All members are independent
▶	All members are financial experts
Audit Committee Processes and Procedures
Meetings. Our CFO, Controller, Vice President of Internal Audit, Chief Legal Officer, Chief Compliance Officer, Chief Information Officer, the CEO, and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as necessary and appropriate, to assist the Audit Committee in its discussion and analysis of the various agenda items. The Audit Committee also meets regularly in executive session with our Chief Financial Officer, Vice President of Internal Audit, Controller, Chief Compliance Officer, Chief Legal Officer and representatives of our independent registered certified public accounting firm.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of each of the Audit Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee is:
•independent under the requirements of the NYSE’s corporate governance listing standards and our director independence standards;
•independent under the enhanced independence standards for audit committee members required by the SEC;
•financially literate, knowledgeable and qualified to review financial statements and an "audit committee financial expert" under SEC rules.

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Compensation Committee

COMPENSATION COMMITTEE
Members

Michael F. Hilton (Chair)	Robert J. Eck	Luis P. Nieto, Jr.	E. Follin Smith	Dmitri L. Stockton

Key Responsibilities
▶	Oversee and approve our executive and director compensation plans, policies and programs
▶	Review industry trends and benchmark data, and determine whether compensation actions support key business objectives and pay for performance philosophy
▶	Approve compensation actions for direct reports to the CEO and recommend compensation actions for the CEO for consideration by the independent directors
▶	Review and discuss results of shareholder advisory vote on executive compensation (and frequency of such vote) and other shareholder input, and consider whether to recommend any adjustments to policies and practices based on this feedback
▶	Review and assess compensation policies from a risk management perspective
▶	Oversee the preparation of the Compensation Discussion and Analysis and determine whether to recommend it for inclusion in this proxy statement
Independence
▶	All members are independent
Compensation Committee Processes and Procedures
Meetings. The Chief Human Resources Officer, Vice President - Compensation and Benefits, members of Ryder's legal department, and the CEO participate in Compensation Committee meetings, as necessary and appropriate, to assist the Compensation Committee in its discussion and analysis of the various agenda items. These individuals are generally excused from the meetings, as appropriate, for discussions regarding their own compensation and for regular executive sessions of the independent Committee members.
Use of Compensation Consultants. During 2021, the Committee again retained Frederic W. Cook & Co., Inc. (Frederic W. Cook) to serve as its independent compensation consultant. For further discussion of the role that Frederic W. Cook played in assisting the Committee in making executive compensation decisions in 2021, please see the discussion under “Role of the Independent Compensation Consultant” in our Compensation Discussion and Analysis on page 41 of this proxy statement.
Compensation Committee Interlocks and Insider Participation. None of the directors who served on the Compensation Committee during fiscal year 2021 were officers or employees of Ryder, or were former officers of Ryder. There were no transactions in 2021 between us and any directors who served as Compensation Committee members for any part of 2021 that would require disclosure by Ryder under SEC rules requiring disclosure of certain relationships and related party transactions. During 2021, none of Ryder’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of Ryder’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board.
Independence
The Board reviewed the background, experience and independence of each of the Compensation Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE’s corporate governance listing standards, including the additional independence requirements specific to compensation committee members, and our director independence standards.

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Corporate Governance and Nominating Committee

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members

Robert J. Eck (Chair)	Michael F. Hilton	Tamara L. Lundgren	E. Follin Smith	Hansel E. Tookes, II

Key Responsibilities
▶	Identify and recommend qualified individuals to serve as directors
▶	Review qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws
▶	Recommend to Board nominees to be proposed for election as directors at our Annual Meeting of Shareholders
▶	Recommend size, structure, composition and functions of Board committees
▶	Review and recommend changes to charters of each committee of the Board
▶	Oversee Board and committee evaluation processes as well as annual CEO evaluation process
▶	Review and recommend changes to Corporate Governance Guidelines and Principles of Business Conduct and oversee and approve governance practices of the Company and Board
▶	Oversee process by which Board identifies and prepares for a crisis
▶	Oversee Company’s ESG practices and disclosures, including those related to environmental sustainability, health and safety, diversity and inclusion, political activities and charitable giving
Independence
▶	All members are independent
Corporate Governance and Nominating Committee Processes and Procedures
Meetings. Our Chief Legal Officer and, when requested, our CEO, participate in Governance Committee meetings, as necessary, to assist the Governance Committee in its discussion of the various agenda items. In addition, as further described in " ESG Matters" on page 13, other members of management periodically attend meetings to further assist the Governance Committee.
Board Succession Process for Directors
A principal responsibility of our Governance Committee is identifying and recommending individuals for nomination, election or re-election to our Board. The Governance Committee carries out this function through an ongoing, year-round process, which includes the annual evaluation of our Board and committees. Our Governance Committee is committed to maintaining an experienced, effective, well-rounded, collaborative and diverse Board that exemplifies sound judgment and integrity. Below is a summary of our process for identifying director candidates:

In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates who:
▶	have a high level of personal integrity and exercise sound business judgement
▶	are highly accomplished, with superior credentials, recognition and strong senior leadership experience in their respective fields
▶	are diverse in experience, perspectives, background, race, ethnicity, gender, tenure, and age
▶	have relevant expertise and experience that is valuable to the business of the Company and its long-term strategy, goals and initiatives
▶	have an understanding of, and concern for, the interests of our shareholders
▶	have sufficient time to devote to fulfilling their obligations as directors

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Corporate Governance and Nominating Committee

Board Composition Matrix. The Governance Committee uses a Board Composition Matrix to assist them in identifying the skills, experience, expertise and diversity of current members of the Board. When identifying desired director candidate traits, the Governance Committee seeks areas that may become underrepresented as a result of Board turnover or where additional skills would enhance the Board’s composition. The Governance Committee reviews and updates the Matrix on an ongoing basis, with individual input from all directors.
Board Diversity. The Board believes that diversity is one of many important considerations in board composition. As noted above, the Governance Committee evaluates the composition of the Board to ensure that the directors reflect a diversity of viewpoints, professional experience, backgrounds, education and skills. The Governance Committee is committed to seeking out highly qualified women and racially and ethnically diverse candidates as well as candidates with diverse backgrounds, experiences and skills. Ryder believes that a diverse group of directors brings a broader range of experiences to the Board and generates a greater variety of innovative ideas and perspectives, and, therefore, is in a better position to make complex decisions.
Retention of Experienced Director Search Firms. Generally, the Governance Committee identifies individuals for service on our Board through the Governance Committee’s retention of experienced director search firms that use their extensive resources and networks to find individuals who meet the qualifications established by the Board.
Shareholders Recommending a Director Candidate to the Governance Committee. If a shareholder would like to recommend a director candidate to the Governance Committee, he or she must deliver to the Governance Committee the same information and statement of willingness to serve as required for all other candidates. In addition, the recommending shareholder must deliver to the Governance Committee a representation that the shareholder owns shares of our common stock and intends to continue holding those shares until the relevant Annual Meeting of Shareholders, as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to us at:
11690 N.W. 105th Street
Miami, Florida 33178
Attention: Corporate Secretary
This information must be delivered to the Governance Committee no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the date of the prior year’s Annual Meeting of Shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Governance Committee.
Upon receipt of this information, the Governance Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Governance Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Governance Committee determines that the individual would be a suitable candidate to serve as one of our directors, the candidate will be asked to meet with members of the Governance Committee, members of the Board and/or members of senior management, including in each case, our CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Governance Committee’s discussions and the results of these meetings, the Governance Committee will recommend nominees for election to the Board and the Board will nominate a slate of directors for election by our shareholders at our Annual Meeting (or, if filling a vacancy between Annual Meetings, the Board will elect a nominee to serve on the Board). Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender his or her resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.

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Corporate Governance and Nominating Committee

Board and Committee Evaluation Process. The Governance Committee has oversight of the annual Board and committee evaluation process and uses feedback from the results of the evaluation to identify directors currently serving on the Board to be renominated for election at the expiration of their terms:

1

Governance Committee Review

Our Governance Committee periodically reviews the format of the Board and committee evaluation process to ensure that actionable feedback is solicited on the performance of the Board and committees. For 2021, the Governance Committee distributed a list of potential evaluation topics to the Board for review and consideration prior to scheduling open dialogue sessions.

2

Open-Dialogue Sessions

Open dialogue sessions were conducted with the Lead Independent Director and each Board member, as well as with the committee chairs and their respective committee members. The topics considered for discussion include:

- overall Board and committee composition and Board and individual effectiveness;
- oversight of corporate strategy and CEO evaluation and succession planning;
- quantity and quality of information presented by management;
- oversight and management of risks;
- access to members of management; and
- identification of topics that should receive more attention and discussion.

3

Thorough Review of Results

A summary of Board and committee evaluation results were reviewed and discussed by the Board and each committee in outside directors sessions.

4

Feedback Incorporated

Policies and practices were updated as a result of director feedback. Examples of changes made in response to the evaluation process include:

- Enhanced the information regularly provided to directors;
- Allotted more time for strategic discussion with members of management; and
- Further evolved the format of meeting materials to enable directors to focus on the key data.

CEO Evaluation Process The Governance Committee also oversees the annual CEO evaluation process, which is discussed in the “Evaluating Performance” on page 41 of the Compensation Discussion and Analysis in this proxy statement.
Crisis Preparedness Our Board has prepared a crisis preparedness plan for potential crises that could occur, which includes descriptions of potential triggering events, notification protocol, advance preparation, communication plans, resources and a summary of key considerations, implications and risks of each triggering event scenario. Our Governance Committee (in conjunction with the other committees, as necessary) annually evaluates the crisis preparedness plan.

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Corporate Governance and Nominating Committee

ESG Matters
Oversight of Environmental Matters. The Governance Committee provides leadership and oversight of Ryder's environmental and sustainability strategy and updates the full Board. To assist the Committee in its review of our environmental and sustainability strategy, our Vice President of Environmental Services and Real Estate, along with other members of her team, participate regularly at meetings where they share updates on the progress of our environmental programs such as waste recycling, resource conservation, and carbon emission reduction and reporting. Through the collaboration of our environmental team, management and our Board, Ryder has proactively adopted environmental strategies that have advanced business growth, reduced emission outputs and improved our overall environmental impact.
Oversight of Social Matters. The Governance Committee provides leadership and oversight of Ryder's practices related to social matters, including those related to health and safety, diversity and inclusion, workforce development, political activities, and charitable giving, and regularly updates the full Board on these matters. Ryder is committed to safeguarding its employees, customers and the public, and to fostering talent, diversity and equality throughout all levels of the organization. We recognize that a highly skilled and diverse workforce is the foundation to our success. Ryder is committed to the local communities in which it lives and works, and Ryder employees donate their time, talent and money to improving those communities. Ryder's management team and the Governance Committee work collaboratively on various social policy matters. The Governance
Committee reviews information about Ryder's human resources operations and diversity and inclusion initiatives, and Ryder's Chief Human Resources Officer, Group Director of Safety, and Director of Government Relations are periodically invited to present at meetings of the Governance Committee.
Oversight of Governance Matters. The Governance Committee provides meaningful input on Ryder's corporate governance matters. For example, the Governance Committee routinely evaluates our Governance Guidelines, Committee charters, and Principles of Business Conduct. Together, the Governance Committee and management review the governance policies of our largest shareholders and recommend enhancements when appropriate. As a result of this collaborative process, we have adopted meaningful shareholder participation rights. Our Lead Independent Director and other Board members also engage with shareholders, as needed, to discuss key issues, such as governance, strategy, ESG matters and executive compensation.

For additional information regarding our ESG initiatives and to read our 2019-2020 Corporate Sustainability Report, please visit the "Governance" and "Sustainability" tabs in the Investors area of our website at https://investors.ryder.com. Our Corporate Sustainability Report was prepared in accordance with applicable standards and recommendations from the Global Reporting Initiative (GRI), the Task Force on Climate-Related Financial Disclosures (TCFD), and the Sustainability Accounting Standards Board (SASB) Air Freight & Logistics framework. In addition, we participate in the Carbon Disclosure Project by providing responses to the annual climate change and water surveys.

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Finance Committee and Risk Management

FINANCE COMMITTEE
Members

Abbie J. Smith (Chair)	Robert A. Hagemann	Luis P. Nieto, Jr.	David G. Nord	Dmitri L. Stockton

Key Responsibilities
▶	Review key financial metrics, liquidity position, arrangements and requirements
▶	Review, approve and recommend certain capital expenditures, including acquisitions and divestitures, issuances or repurchases of debt and equity securities, dividend policy, and pension contributions
▶	Review relationships with rating agencies, banks and analysts
▶	Evaluate our risk management policies and activities (relating to business, economic, interest rate, foreign currency and other risks relating to capital structure and access to capital) and provide guidance to the Board with respect thereto
▶	Review corporate insurance program and activities
▶	Review post-audits of major capital expenditures and business acquisitions
▶	Review and recommend to the Board candidates for the Company’s Investment Committees
Independence
▶	All members are independent
Finance Committee Processes and Procedures
Meetings. Our CFO, Treasurer, CEO, and other members of management including our Senior Vice President of Investor Relations, Corporate Strategy & New Product Strategy, participate in Finance Committee meetings, as necessary and appropriate, to assist the Finance Committee in its discussion and analysis of the various agenda items.

RISK MANAGEMENT
The Board’s Role in Risk Oversight
We understand that risk is present in our everyday business and organizational strategy, and that risk-taking is necessary to grow and operate a business, and to preserve and enhance long-term shareholder value. As a result, we maintain an enterprise risk management ("ERM") program to provide management and the Board with a robust and holistic view of key risks facing Ryder.
ERM is a Company-wide initiative that involves both the Board and Ryder’s management. The program is designed to (i) identify various risks faced by the organization, (ii) assign individual management executives the responsibility of managing those risks, and (iii) align those management assignments with appropriate board-level oversight. Our Chief Legal Officer and CFO supervise the program, and our Chief Compliance Officer and Vice President of Internal Audit manage its daily operation. The executive leadership team, including our CEO, and Ryder's Corporate Risk Steering Committee, comprised of department leaders and subject matter experts, are responsible for identifying, managing and mitigating risks. External experts are also asked to provide guidance as necessary. All significant risks are communicated to the Board, which ultimately oversees the program both directly and indirectly through the Audit, Compensation, Governance and Finance Committees.
As part of the Board’s risk evaluation, the Board reviews, at least annually, an ERM report from the Chief Legal Officer, Chief Compliance Officer and Vice President of Internal Audit that (i) identifies the Company’s risks, including detailed analysis of the likelihood of occurrence and potential impact of each risk and (ii) explains the elements and process for risk identification. Annually, the Board and the committees conduct individual, in-depth reviews of the Company’s key risks identified in the ERM report. In addition, at each regularly scheduled Board meeting, the Board reviews our ERM program and the specific risks identified, and discusses with management the most significant risks. The Board also reviews an internal audit report from the Vice President of Internal Audit at least annually regarding internal audit’s review of enterprise risks and audit activities to evaluate the controls and processes regarding such risks.
The primary areas of risk overseen by the Board and its committees are summarized on the next page. These areas include those formally monitored as part of Ryder’s ERM program or pursuant to committee charters. The risks listed do not represent an exhaustive list of all risks faced by Ryder or that are considered and addressed from time to time by the Board and its committees.

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Risk Management

Although Ryder’s ERM program is structured with formal processes, it remains flexible to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team and the Board. In addition, the Company commissions an external assessment of its ERM program, as needed, to ensure it is in line with industry practices and that it effectively identifies monitors and mitigates enterprise-wide risks. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.

Board/Committee Areas of Risk Oversight
Full Board	▶	Company culture and tone at the top;
	▶	Strategic, financial, competitive and execution risks associated with the annual business operating plan and strategic plan;
	▶	Allocation of capital investments;
	▶	Major litigation and regulatory matters;
	▶	Acquisitions and divestitures;
	▶	CEO and executive management succession planning;
	▶	Business conditions and competitive landscape; and
	▶	Pandemics and natural disasters.
Audit Committee	▶	Financial matters (including financial reporting, accounting, public disclosure and internal controls);
	▶	Cybersecurity and information technology;
	▶	Major litigation and regulatory matters;
	▶	Internal audit function and the ethics and compliance program; and
	▶	Process by which the Company assesses and manages risk.
Compensation Committee	▶	CEO and other executive and director compensation;
	▶	Equity and incentive-based compensation programs; and Compensation risk assessment (see “Compensation Risks” on page 44 of the Compensation Discussion and Analysis).
Governance Committee	▶	Board effectiveness and organization, corporate governance, CEO evaluation process and director succession planning; and
	▶	Matters relating to environmental, government relations, charitable contributions, safety, health and security, and diversity and inclusion.
Finance Committee	▶	Capital structure, expenditures, financing transactions and asset management;
	▶	Liquidity, cost of capital and access to capital, currency and interest rate exposures and insurance strategies; and
	▶	Selection of Investment Committee members for U.S. and Canadian pension and savings plans.

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Related Person Transactions

RELATED PERSON TRANSACTIONS

No Related Person Transactions in 2021
In accordance with our Policies and Procedures Relating to Related Person Transactions ("Related Person Policy") adopted by our Board, all “related person transactions” are subject to review and approval by the Governance Committee. The Policies and Procedures are in addition to, not in lieu of, the requirements relating to conflicts of interest in our Principles of Business Conduct. Copies of both policies are available in the Investors area of our website at https://investors.ryder.com. For purposes of the Related Person Policy, and consistent with Item 404 of Regulation S-K, a “related person transaction” is:
•any transaction in which Ryder or a subsidiary of ours is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest in the transaction or in any material amendment to such transaction
•“Related persons” are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons and any person sharing the household of such executive officer, director, nominees for director or any beneficial owner of more than 5% of any class of our voting securities.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest, including potential related person transactions, to the Company. In addition, each director and executive officer annually completes and signs a questionnaire confirming there are no material relationships or related person transactions between such individuals and the Company, other than those previously disclosed. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies and regulations. Based on this information, we review the Company’s internal records and conduct follow-up inquiries as necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:
•whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;
•whether there are business reasons for us to enter into the related person transaction;
•whether the related person transaction would impair the independence of an outside director; and
•whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.
Any member of the Governance Committee who has an interest in the related person transaction must abstain from voting on the approval of the transaction. Although such member would normally be excused from any discussions relating to the transaction, the Governance Committee Chair has the authority to request that such member participate in some or all of the Committee’s discussions. Typically, participation would only be requested if the other Committee members have questions about the interested member’s involvement in the transaction.
There were no related person transactions during 2021.

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Election of Directors (Proposal 1)

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Based upon the recommendation of the Governance Committee, the Board has nominated the eleven individuals listed below for election at the Annual Meeting. Under our By-Laws, directors are elected each year at the Annual Meeting. All nominees are currently directors and have been previously elected by our shareholders.
Each director elected at the Annual Meeting will serve until Ryder’s 2023 Annual Meeting of Shareholders and until they are succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

KEY FACTS ABOUT OUR BOARD
We strive to maintain a diverse and well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.
Board Composition and Expertise
Director Criteria, Qualifications and Experience
We believe that each of our directors has the experience, skills, qualities and time to successfully perform his or her duties as a director and contribute to our Company’s success. Our directors were nominated because each individual possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors are diverse in age, gender, tenure, ethnic background and professional experience, and together they produce a cohesive body in terms of Board process, collaboration, and mutual respect for differing perspectives. More information on Ryder’s director nomination process is set forth in the Corporate Governance and Nominating Committee section under “Board Succession Process for Directors” on page 11.

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Election of Directors (Proposal 1)

Director Tenure and Board Refreshment
Board composition and refreshment are priorities for Ryder. The Board believes that it is desirable to maintain a mix of new and experienced directors. The Board does not believe that express limits on a director’s tenure are appropriate, and values the increasing contribution of directors who, over time, have developed deeper insight into the Company and its operations. However, to encourage appropriate refreshment and the continued qualification of our Board members, our Corporate Governance Guidelines provide for review of a director’s continuation of Board service each time the director is up for re-election.
Other Policies and Practices Related to Director Service
Limits on Other Directorships. To ensure our directors have adequate time to serve on our Board, we permit service on no more than four other public company boards (or two other public company boards for our CEO/Chair). No director currently serves on more than three other public company boards, and our CEO serves only on one other public company board. We have determined that each director nominee has adequate time to devote to service on our Board, carry out his or her duties as a member of our Board and provide valuable service to the Company in his or her role as a director.
Meeting Attendance Requirements. Directors are expected to regularly attend Board and committee meetings. Directors who fail to attend 75% or more of our Board and committee meetings for two consecutive years must submit a letter of resignation, which the Board will determine whether to accept, taking into account the recommendation of the Governance Committee. All of our directors met the meeting attendance requirements in 2021.
Resignation upon Change in Status. The Board also requires directors to submit a letter of resignation upon a substantial change in the nature of the director’s employment or other significant responsibilities since the time of his or her election. The Board, upon review and recommendation by the Governance Committee, will determine whether the circumstances are consistent with the criteria for Board membership and whether it is appropriate for the director to continue service on the Board.
Impairment of Ability to Serve. A director who experiences any other change in circumstances that may impair his or her ability to effectively serve on the Board, or that could result in negative attention to the Company or director, is required to immediately notify the Company and may be asked by the Board to submit a letter of resignation.
Each director’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor of or against the director nominees. We therefore urge you to return your proxy card and vote your shares on this proposal.
The Board recommends a vote FOR the election of each director nominee.

DIRECTOR NOMINEES

Robert J. Eck

BUSINESS EXPERIENCE:
Mr. Eck served as Chief Executive Officer of Anixter International, Inc. (Anixter), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions, from 2008 until he retired in 2018.

Mr. Eck joined Anixter in 1989 and held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources. From 2007 to 2008, Mr. Eck served as Executive Vice President and Chief Operating Officer of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President of Physical Security Products and Integrated Supply of Anixter Inc.

Director Since: 2011 Age: 63	OTHER PUBLIC BOARD MEMBERSHIPS: •A past director of Anixter (until June 2020)
Committees: •Compensation •Corporate Governance & Nominating (Chair) Lead Independent Director
QUALIFICATIONS:
The Board nominated Mr. Eck as a director because of his leadership experience and expertise in supply chain management, domestic and international operations, and marketing and business development. In addition, Mr. Eck has prior leadership experience as President and Chief Executive Officer and a director of a global public company.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Eck’s nomination, the Board considered Mr. Eck’s qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

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Election of Directors (Proposal 1)

Robert A. Hagemann

BUSINESS EXPERIENCE:
Mr. Hagemann served as Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated (Quest) until he retired in 2013.

Mr. Hagemann joined Quest’s predecessor, Corning Life Sciences, Inc. (Corning), in 1992, and held roles of increasing responsibility until he was named Chief Financial Officer of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch and Company and Ernst & Young.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Graphic Packaging Holding Company
•Zimmer Biomet Holdings, Inc.

QUALIFICATIONS:
The Board nominated Mr. Hagemann as a director because of his leadership experience and expertise in finance/accounting, business development, strategy, supply chains and government contracting. In addition, Mr. Hagemann has leadership experience of a global public company as Chief Financial Officer and as a director, including serving on audit, compensation and research/innovation/technology committees.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Hagemann’s nomination, the Board considered Mr. Hagemann’s current service on the board of two other public companies. Mr. Hagemann was renominated based on his qualifications listed above, his significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2014
Age: 65
Committees: •Audit •Finance

Michael F. Hilton

BUSINESS EXPERIENCE:
Mr. Hilton served as the President and Chief Executive Officer of Nordson Corporation (Nordson), an engineering and manufacturing company, from 2010 until he retired in 2019.

Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. (Air Products) from 2007 until 2010, and was responsible for leading the company’s global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976, where he held roles of increasing responsibility in a variety of management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Lincoln Electric Holdings, Inc.
•Regal Beloit Corporation
•A past director of Nordson (until December 2019)

QUALIFICATIONS:
The Board nominated Mr. Hilton as a director because of his leadership experience and expertise in global operations, strategy development, business-to-business marketing, and oversight of large and diverse business units. In addition, Mr. Hilton has leadership experience from his past service as Chief Executive Officer of a global public company and as a current director on two other global public company boards.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Hilton’s nomination, the Board considered Mr. Hilton’s past leadership experience and his current service on two other public company boards. Mr. Hilton was renominated based on his qualifications listed above, his valuable contributions to the Board, his in-depth knowledge of the Company gleaned from his years of service on the Board, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2012
Age: 67
Committees: •Compensation (Chair) •Corporate Governance & Nominating

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Election of Directors (Proposal 1)

Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:
Ms. Lundgren serves as Chairman, President and Chief Executive Officer of Schnitzer Steel Industries, Inc. (SSI). SSI is one of the largest publicly-traded manufacturers and exporters of recycled metals in North America, operating 100 facilities throughout North America, including seven deep-water ports located on both coasts of the U.S. and Puerto Rico and a retail auto parts business with over five million annual retail visits.

BUSINESS EXPERIENCE:
Ms. Lundgren was appointed President and Chief Executive Officer of SSI in 2008 and Chairman in 2020. Ms. Lundgren joined SSI in 2005 as Chief Strategy Officer and held positions of increasing responsibility, including Executive Vice President and Chief Operating Officer. Prior to joining SSI, Ms. Lundgren was an investment banker and lawyer with 25 years of experience in the U.S. and Europe. Ms. Lundgren was a Managing Director at JPMorgan Chase and Deutsche Bank in London and New York. Earlier she was a partner in the Washington, DC law firm of Hogan Lovells (then Hogan & Hartson, LLP).

OTHER PUBLIC BOARD MEMBERSHIPS:
•SSI
•A past director of Parsons Corporation (until April 2020)

OTHER RELEVANT EXPERIENCE:
•Chair of the Board of Directors of Federal Reserve Bank of San Francisco
•Member of the Board of Directors of the U.S. Chamber of Commerce; former Chairman of the Board

QUALIFICATIONS:
The Board nominated Ms. Lundgren as a director because of her leadership experience and expertise in global operations, strategy, and finance and corporate law. In addition, Ms. Lundgren has leadership experience as President and Chief Executive Officer and as a director of a global public company.

Consistent with our policies and practices related to director service, in making a determination as to Ms. Lundgren’s nomination, the Board considered Ms. Lundgren’s current role as CEO of another public company and service on the board of her company. Ms. Lundgren was renominated based on her qualifications listed above, her significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2012
Age: 64
Committees: •Audit •Corporate Governance & Nominating

Luis P. Nieto, Jr.

BUSINESS EXPERIENCE:
Mr. Nieto served as President of the Consumer Foods Group for ConAgra Foods Inc. (ConAgra), one of the largest packaged food companies in North America, from 2007 until he retired in 2009.

Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. Prior to joining ConAgra, Mr. Nieto was President and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2002 to 2005. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of AutoZone, Inc. (until December 2019)

QUALIFICATIONS:
The Board nominated Mr. Nieto as a director because of his leadership experience and expertise in finance, operations, supply chains, brand management, marketing and strategic planning. In addition, Mr. Nieto has leadership experience in positions of executive oversight and senior management at a global public company. He also has experience as a director on a global public company board, including serving on audit and governance committees.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Nieto’s nomination, the Board considered Mr. Nieto’s past service on the board of another public company. Mr. Nieto was renominated based on his qualifications listed above, his significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2007
Age: 66
Committees: •Compensation •Finance

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Election of Directors (Proposal 1)

David G. Nord

BUSINESS EXPERIENCE:
Mr. Nord served as Executive Chairman of Hubbell Incorporated (Hubbell), an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications, until May 2021 and as Chief Executive Officer from May 2014 until he retired in October 2020.

Mr. Nord joined Hubbell in 2005 as Senior Vice President and Chief Financial Officer, and subsequently served as President and Chief Operating Officer from 2012 to 2013. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation, including Vice President and Controller as well as Vice President of Finance and Chief Financial Officer of Hamilton Sundstrand Corporation, one of its principal subsidiaries.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Jeld-Wen Holding, Inc.
•A past director of Hubbell (until May 2021)

QUALIFICATIONS:
The Board nominated Mr. Nord as a director because of his leadership experience, expertise in global operations and strong financial acumen. In addition, Mr. Nord has past leadership experience as President and CEO and as a director of a global public company.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Nord’s nomination, the Board considered Mr. Nord’s past role as CEO of another public company and current service on a public company board. Mr. Nord was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2018
Age: 64
Committees: •Audit (Chair) •Finance

Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:
Mr. Sanchez currently serves as Board Chair and Chief Executive Officer of Ryder System, Inc. (Ryder).

BUSINESS EXPERIENCE:
Mr. Sanchez was appointed Chair of Ryder’s Board in May 2013. He was appointed President and Chief Executive Officer in January 2013, at which time he was also elected to Ryder’s Board. Mr. Sanchez joined Ryder in 1993 and has served in positions of increasing responsibility, including a broad range of leadership positions in Ryder’s business segments. Mr. Sanchez served as President and Chief Operating Officer from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder’s largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and Chief Financial Officer from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder’s Executive Leadership team since 2003.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Texas Instruments, Inc.

OTHER RELEVANT EXPERIENCE:
•Member of the Board of Directors of the Truck Renting and Leasing Association

QUALIFICATIONS:
The Board nominated Mr. Sanchez as a director because of his leadership experience and expertise in transportation, supply chains/logistics, global operations, finance and information technology. He has broad leadership experience based on years of diverse senior management roles at Ryder, including serving as President and Chief Operating Officer, Division President of Ryder’s largest business segment, Chief Financial Officer and Chief Information Officer. He also has experience as a director on a global public company board, including having served as compensation committee chair.

Mr. Sanchez was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2013
Age: 56
Board Chair

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Election of Directors (Proposal 1)

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:
Ms. Smith serves as the Boris and Irene Stern Distinguished Service Professor of Accounting and James S. Ely, III Faculty Fellow at the University of Chicago Booth School of Business.

BUSINESS EXPERIENCE:
Ms. Smith joined the faculty of the University of Chicago Booth School of Business in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching and a GE Foundation Research Grant.

OTHER PUBLIC BOARD MEMBERSHIPS:
•HNI Corporation

OTHER RELEVANT EXPERIENCE:
•Trustee of Dimensional ETF Trust, DFA Investment Trust Co and Dimensional Emerging Markets Value Fund; Dimensional Investment Group Inc.; and DFA Investment Dimensions Group Inc.
•Chicago-based UBS Funds

QUALIFICATIONS:
The Board nominated Ms. Smith as a director because of her leadership experience and expertise in business, accounting and corporate governance. In addition, Ms. Smith has an accomplished educational background with extensive academic and teaching experience in business, accounting and corporate governance. She also has experience as a director on global public company boards, including serving as lead independent director and member of audit and governance committees.

Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith’s nomination, the Board considered Ms. Smith’s current role as a professor of a distinguished university and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2003
Age: 68
Committees: •Audit •Finance (Chair)

E. Follin Smith

BUSINESS EXPERIENCE:
Until May 2007, Ms. Smith served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc. (Constellation Energy Group), then the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller.

Ms. Smith joined Constellation Energy Group as Senior Vice President, Chief Financial Officer in June 2001 and was appointed Chief Administrative Officer in December 2003. Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and Chief Financial Officer of Armstrong Holdings, Inc. (Armstrong), the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including Chief Financial Officer for General Motors’ Delphi Chassis Systems division.

OTHER PUBLIC BOARD MEMBERSHIPS:
•A past director of Kraft Foods Group (until July 2015)
•A past director of Discover Financial Services (until May 2014)

QUALIFICATIONS:
The Board nominated Ms. Smith as a director based on her leadership experience and expertise in finance, human resources, risk management, legal and information technology. In addition, Ms. Smith has leadership experience serving as Chief Financial Officer, Chief Administrative Officer, and as a director of global public companies, including serving on audit, governance and risk committees.

Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith’s nomination, the Board considered Ms. Smith’s past experience as a CFO and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2005
Age: 62
Committees: •Compensation •Corporate Governance & Nominating

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Election of Directors (Proposal 1)

Dmitri L. Stockton

BUSINESS EXPERIENCE:
Mr. Stockton served as Senior Vice President and Special Advisor to the Chairman of General Electric Company (GE), a multinational industrial company that provides power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services, from 2016 until he retired in 2017.

Mr. Stockton joined GE in 1987 and held various positions of increasing responsibility during his 30-year tenure. From 2011 to 2016, Mr. Stockton served as Chairman, President and Chief Executive Officer of GE Asset Management, a global asset management company affiliated with GE, and as Senior Vice President of GE. From 2008 to 2011, he served as President and Chief Executive Officer for GE Capital Global Banking and Senior Vice President of GE. He previously also served as President and Chief Executive Officer for GE Consumer Finance for Central and Eastern Europe.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Deere & Company
•Target Corporation
•A past director of Stanley Black & Decker (until December 2021)

OTHER RELEVANT EXPERIENCE:
•GE Asset Management Inc. (until 2016); GE RSP US Equity and GE RSP Income Fund (until 2016) and GE Elfun Funds (until 2016)

The Board nominated Mr. Stockton as a director because of his leadership experience and his expertise in risk management, governance, finance and asset management. In addition, Mr. Stockton also has leadership experience in positions of executive oversight and senior management from his tenure at GE, as well as experience as a director on public company boards.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Stockton’s nomination, the Board considered Mr. Stockton’s current service on the Board of three other public companies. Mr. Stockton was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2018
Age: 57
Committees: •Compensation •Finance

Hansel E. Tookes, II

BUSINESS EXPERIENCE:
Mr. Tookes served as President of Raytheon International (Raytheon) from May 2001 until he retired in December 2002.

Mr. Tookes joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000 and Chairman in August 2000. Prior to joining Raytheon, Mr. Tookes served as President of Pratt & Whitney’s Large Military Engines Group since 1996. He joined Pratt & Whitney’s parent company, United Technologies Corporation, in 1980. Mr. Tookes was also a Lieutenant Commander and military pilot in the U.S. Navy and served as a commercial pilot with United Airlines.

OTHER PUBLIC BOARD MEMBERSHIPS:
•Corning Incorporated
•Past director of NextEra Energy, Inc. (formerly FPL Group, Inc.) (until May 2020)
•Past director of Harris Corporation (until June 2019)

QUALIFICATIONS:
The Board nominated Mr. Tookes as a director because of his leadership experience and expertise in global operations, the transportation industry, and U.S. military and government contracting. In addition, Mr. Tookes has leadership experience in positions of executive oversight and senior management at global public companies. He also has experience as a director on global public company boards, including serving as governance committee chair and member of audit, compensation, finance and executive committees.

Consistent with our policies and practices related to director service, in making a determination as to Mr. Tookes’ nomination, the Board considered Mr. Tookes’ current service on the board of another public company. Mr. Tookes was renominated based on his qualifications listed above, his significant contributions to the Board and Company, and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: 2002
Age: 74
Committees: •Audit •Corporate Governance & Nominating

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Ratification of Independent Registered Certified Public Accounting Firm (Proposal 2)

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected and appointed PricewaterhouseCoopers LLP for the year ending December 31, 2022. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since 2006.
In executing the responsibilities set forth in its charter, the Audit Committee engages in a thorough annual evaluation of the independent registered certified public accounting firm’s qualifications, performance and independence. In connection with the Audit Committee’s evaluation, management conducts its own evaluation and provides the results of its evaluation to the Audit Committee. Following completion of the Audit Committee’s evaluation, performance feedback is provided to the independent registered certified public accounting firm. The Audit Committee is also responsible for approving the services and audit fees associated with the retention of PricewaterhouseCoopers LLP.
In 2021, the Audit Committee rotated the Company’s lead engagement partner from PricewaterhouseCoopers LLP, pursuant to the rotation requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee and its Chair were directly involved in the selection of the new lead engagement partner.
The Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm is in the best interests of Ryder and its shareholders. In selecting PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for 2022, the Audit Committee considered a number of factors, including:
•the quality of PricewaterhouseCoopers LLP’s work product and performance;
•the professional qualifications of PricewaterhouseCoopers LLP, the lead engagement partner and other members of the audit team;
•PricewaterhouseCoopers LLP’s knowledge and experience with the Company’s business operations, accounting policies and industry;
•the results of the PCAOB review of PricewaterhouseCoopers LLP;
•PricewaterhouseCoopers LLP’s independence program and controls for maintaining independence;
•the appropriateness of PricewaterhouseCoopers LLP’s audit fees; and
•the results of the Audit Committee’s and management’s annual evaluation of PricewaterhouseCoopers LLP’s qualifications, performance and independence and the potential impact of selecting a different independent registered certified public accounting firm.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered certified public accounting firm, and if the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.

Representatives of PricewaterhouseCoopers LLP will be present (virtually) at the 2022 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2021 and 2020 fiscal years were as follows ($ in millions):

	2021	2020
Audit Fees	$6.0	$5.4
Audit-Related Fees	0.2	0.3
Tax Fees(1)	0.1	0.1
All Other Fees	—	—
Total Fees	$6.3	$5.8
(1) All of the Tax Fees paid in 2021 and 2020 relate to tax compliance services.

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Ratification of Independent Registered Certified Public Accounting Firm (Proposal 2)

Audit Fees. Primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates and consultations relating to financial accounting or reporting standards.
Audit-Related Fees. Represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.
Tax Fees. Represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
Approval Policy
All services rendered by our independent registered certified public accounting firm are either specifically approved (including the annual financial statements audit) or pre-approved by the Audit Committee, in each instance in accordance with our Approval Policy for Independent Auditor Services (Approval Policy) and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the independent registered certified public accounting firm’s core service, which is the audit of our consolidated financial statements and internal control over financial reporting. Under the Approval Policy, the terms and fees of annual audit services and any changes thereto, must be approved by the Audit Committee. The Approval Policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and non-audit services that may be performed by our independent registered certified public accounting firm during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the Approval Policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent registered certified public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $1,000,000. Any Audit Committee member who exercises his or her delegated authority, including the Chair, must report any approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided in 2021 were approved or pre-approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s charter is available in the Investors area of our website at https://investors.ryder.com, on the Governance page. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered certified public accounting firm.
The Audit Committee oversees Ryder’s financial reporting process on behalf of the Board. Ryder’s management is responsible for preparing the consolidated financial statements, establishing and maintaining adequate internal control over financial reporting, and assessing the effectiveness of internal control over financial reporting. Ryder’s independent registered certified public accounting firm is responsible for performing an integrated audit of Ryder’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the PCAOB, and expressing opinions on (i) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States and (ii) whether Ryder maintained effective internal control over financial reporting based on criteria established in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as management’s assessment of the effectiveness of internal control over financial reporting with Company management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered certified public accounting firm its judgments as to the quality of Ryder’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the rules of the SEC. In addition, the Audit Committee has discussed the independence of the independent registered certified public accounting firm, reviewed written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the PCAOB regarding independence, and considered the compatibility of non-audit services with the independence of the independent registered certified public accounting firm.
The Audit Committee also discussed with Ryder’s internal auditor and the independent registered certified public accounting firm the overall scope of their respective audits, including the results of their audits, their evaluations of Ryder’s internal control, and the overall quality of Ryder’s financial reporting. These discussions took place with and without the presence of management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of Ryder’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by Ryder with the SEC. The Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2022 fiscal year.
Submitted by the Audit Committee of the Board.

David G. Nord (Chair)	Robert A. Hagemann	Tamara L. Lundgren	Abbie J. Smith	Hansel E. Tookes, II

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Security Ownership of Officers and Directors

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of February 25, 2022 (unless otherwise indicated in the footnotes to this table) by each director and NEO, and collectively by all directors and executive officers. Unless otherwise indicated, the mailing address for each individual listed below is c/o Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. The following table is based upon information provided to us or filed with the SEC by the shareholders. Biographical information for Ryder’s executive officers can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2022.

Name of Beneficial Owner	Total Shares Beneficially Owned(1)	Percent of Class(2)	Of the Total Shares Beneficially Owned, Shares Which May Be Acquired Within 60 days (3)
Robert E. Sanchez(4)(5)	879,603	1.7%	644,156
John J. Diez	135,555	*	98,009
Robert J. Eck(4)	35,080	*	25,680
Robert D. Fatovic(4)(5)	190,242	*	127,334
Robert A. Hagemann	20,879	*	18,479
Thomas M. Havens	37,194	*	19,807
Michael F. Hilton	23,134	*	23,134
Tamara L. Lundgren	22,090	*	10,958
Luis P. Nieto, Jr.	26,939	*	26,939
David G. Nord	20,057	*	18,057
Scott T. Parker(6)	17,878	*	—
J. Steven Sensing	73,591	*	59,441
Abbie J. Smith(5)	62,328	*	42,429
E. Follin Smith	38,051	*	31,199
Dmitri L. Stockton	13,159	*	13,159
Hansel E. Tookes, II	51,140	*	47,140
Directors and Executive Officers as a Group (21 persons)(4)(5)	1,809,265	3.5%	1,313,582

*
Represents less than 1% of our outstanding common stock, based on the 51,105,849 shares outstanding of the Company’s common stock on February 25, 2022, plus any shares that person could acquire upon the exercise of any other rights exercisable on or before April 26, 2022.

(1)	Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).
(2)	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
(3)	Includes total vested but unexercised options to purchase common stock held in the accounts of our executive officers as well as restricted stock units granted to our directors that will be delivered upon the director’s departure from the Board, which shares vest upon grant following a director’s first year of service on the Board.
(4)	Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Sanchez, 15,193 shares; Mr. Eck, 9,400 shares; Mr. Fatovic, 2,500 shares; and all directors and executive officers as a group, 32,324 shares.
(5)	Includes shares held in the accounts of executive officers pursuant to our 401(k) plan and deferred compensation plan and shares held in the accounts of directors pursuant to our deferred compensation plan as follows: Ms. A. Smith, 13,648 shares; Mr. Sanchez, 29,534 shares; and Mr. Fatovic, 21,180 shares; and all directors and executive officers as a group, 65,686 shares.
(6)	Mr. Parker resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2021. As a result, Mr. Parker forfeited the stock awards granted to him in 2021, as well as the unvested portions of any awards previously granted to him.

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Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(5)
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	7,707,445	14.40%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	5,314,453	10.03%
HG Vora Capital Management, LLC(3) 330 Madison Ave. 20th Fl. New York, NY 10017	3,000,000	5.60%
Earnest Partners, LLC(4) 1180 Peachtree St NE Ste 2300 Atlanta, GA 30309	2,807,437	5.20%

(1)	Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 27, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 6,792,967; shared voting power 0; sole dispositive power 7,707,445; and shared dispositive power 0.
(2)	Based on the most recent SEC filing by The Vanguard Group, Inc. on Schedule 13G/A dated March 9,, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 0; shared voting power 38,543; sole dispositive power 5,310,461; and shared dispositive power 86,069.
(3)	Based on the most recent SEC filing by HG Vora Capital Management, LLC on Schedule 13G dated February 14, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 3,000,000; shared voting power 0; sole dispositive power 3,000,000; and shared dispositive power 0.
(4)	Based on the most recent SEC filing by Earnest Partners, LLC on Schedule 13G dated February 9, 2022. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 2,179,934; shared voting power 0; sole dispositive power 2,807,437; and shared dispositive power 0.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis is intended to provide our shareholders with a clear understanding of our compensation philosophy and objectives, our compensation-setting process, our 2021 compensation program design and the earned awards for our NEOs. As discussed in Proposal 3 on page 56, we are conducting our annual advisory Say on Pay vote that requests your approval of the compensation of our NEOs. In deciding how to vote, we recommend that you review this Compensation Discussion and Analysis with particular focus on:
• Our compensation philosophy, which aims to align executive action with the long-term interests of shareholders;
• Our 2021 compensation program actions and pay-for-performance profile; and
• The design of our programs based on input from our shareholders.
In 2021, our NEOs were:

Robert E. Sanchez	Chair and Chief Executive Officer
John J. Diez(1)	Executive Vice President and Chief Financial Officer
J. Steven Sensing	President - Global Supply Chain Solutions and Dedicated Transportation Solutions
Thomas M. Havens(2)	President - Global Fleet Management Solutions
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary
Scott T. Parker(3)	Former Executive Vice President and Chief Financial Officer
(1) John J. Diez was appointed as Executive Vice President and Chief Financial Officer, effective as of May 6, 2021.
(2) Thomas M. Havens was appointed as President of Global Fleet Management Solutions, effective as of May 6, 2021.
(3) Scott T. Parker resigned as Executive Vice President and Chief Financial Officer, effective as of May 6, 2021.

Our compensation philosophy, background for 2021 compensation plans, results and other key information is presented as follows:
2021 Company Performance Highlights
In 2021, the Company made meaningful progress on strategic and operational priorities, delivering record adjusted ROE (non-GAAP measure) of 20.9%, above prior year and forecast, as well as maintaining strong free cash flow (non-GAAP measure) of $1.1 billion. Our management team is successfully managing market trends that favor long-term supply chain outsourcing decisions, driving a record number of new customers with long-term contracts in 2021 and used vehicle sales. These positive improvements in 2021 allowed us to invest in acquisitions to grow our SCS business, return cash to our shareholders in the form of dividends, establish two new share repurchase programs, and maintain our leverage in our target range.
We believe progress on these initiatives positions us well for executing our long-term plans to drive profitable growth. The increase in our stock price during the year, from a low of $61.42 to a year-end price of $82.43, and our total shareholder return (TSR) of 38% for 2021, reflect investors’ confidence in our ability to execute on our strategy.
Adjusted ROE and Free Cash Flow are non-GAAP financial measures. For a reconciliation of, net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity used to calculate adjusted ROE and cash provided by operating activities to Free Cash Flow, as well as the reasons why these measures are useful to shareholders, refer to the “Non-GAAP Financial Measures” on pages 52 - 59 and Financial Resources and Liquidity on page 41 of our Form 10-K for the year ended December 31, 2021.

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Compensation Discussion and Analysis

Ryder Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess diverse skills and talents that will contribute to achieving Ryder's strategic objectives and increasing long-term shareholder value. We believe these compensation programs, together with a workplace culture that drives engagement, accountability, and integrity, best position Ryder to achieve profitable growth, innovation, operational excellence and customer and employee satisfaction.

Our compensation program has three key goals:
▶	Attracting and Retaining Talent Deliver market competitive compensation that attracts high-impact talent and encourages long-term retention.
▶	Encouraging Shareholder Alignment Align the interests of our executives with our shareholders by tying a significant portion of executive compensation to Company performance.
•Drive company performance by setting targets that will promote long-term, sustainable and profitable growth, with appropriate risk-taking
•Encourage long-term shareholder value creation
▶	Rewarding Individual Performance Recognize individual performance and contribution to Ryder.
2021 Executive Compensation Program Structure
The 2021 compensation structure for our NEOs emphasizes “at-risk” compensation that is earned upon achievement of performance goals and significantly influenced by share performance. The actual compensation mix and value for each NEO may vary based on job responsibility, experience, market compensation, individual performance, tenure, long-term potential and succession planning, and strategic needs.
The chart below illustrates the Company’s commitment to our pay for performance philosophy and shareholder alignment as approximately 87% of our CEO’s target total direct compensation in 2021 was “at risk”, with a heavy weighting on long-term performance goals.
In 2022, the Committee plans to continue developing its incentive structure, with a focus on overall shareholder alignment and a suite of metrics to incentivize attainment of the adjusted ROE improvement pillars communicated to shareholders in 2021.

CEO Target Direct Pay Mix 2021
At Risk Compensation
87%
Base Salary
13%
Annual Cash Incentive
22%
LTIP
65%

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Compensation Discussion and Analysis

The following chart illustrates the elements and design of Ryder’s executive compensation program in 2021.

2021
Base Salary
(14% of CEO target direct compensation)
+
2021
Annual Cash Incentive Awards
(20% of CEO target direct compensation)
60%
Comparable EBITDA*
20%
Operating Revenue*
20%
Strategic Performance Milestones
+
2021 – 2023
Long Term Incentive Program
(66% of CEO target direct compensation)
60%
Performance-Based Restricted Stock Rights (PBRSRs)
(3-year fixed performance period)
33.3%
Adjusted Return on Equity
33.3%
Strategic Revenue Growth
33.3%
Free Cash Flow
Modifier: +/- up to 15% based on Relative TSR
40%
Restricted Stock Rights (TVRSRs)
=
Total Direct Compensation

* In the case of Messrs. Sanchez, Diez and Fatovic, the comparable EBITDA and operating revenue metrics are based on the Company's comparable EBITDA and operating revenue. In the case of Messrs. Havens, President of FMS, and Sensing, President of SCS/DTS, the comparable EBITDA and operating revenue portions of their AIP are based as follows: 30% Company EBITDA, 30% FMS or SCS/DTS business division EBITDA, respectively, and 20% FMS or SCS/DTS business division operating revenue, respectively.

The chart below further explains the components of our 2021 compensation program, how they align with our strategy and how the Compensation Committee (the "Committee") determined compensation levels for 2021.

	Settled in	Key Factors	Payout Linked to Strategy/Growth
Base Salary	Cash	•Based on experience, market data, performance, tenure, responsibility and succession potential •Reviewed annually	•Competitively set to recruit and retain top talent who will drive Company performance
Annual Cash Incentive	Cash	•Target payout opportunities based on market data •Approved at the beginning of the year •Minimum performance threshold required for any payout, with payouts ranging from 0 - 200% of target
•Comparable EBITDA is a key annualized measure of operating performance and profitability
•Operating revenue reflects progress against strategic and operational goals
•Strategic performance milestones reflect key components of strategic plan by business division

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Compensation Discussion and Analysis

Settled in		Key Factors	Payout Linked to Strategy/Growth
Performance-based restricted stock rights (PBRSRs)	Stock
•Based on market data, level of responsibility, succession potential and desired pay mix
•Target grant value established at the start of three-year performance period, and value vests at end of three-year performance period
•Minimum performance threshold required for any payout, with payouts ranging from 0 - 200%

•Adjusted ROE measures how effectively the Company manages returns and capital efficiency, and progress on strategic goals
•2021 - 2023 strategic revenue growth measures progress against long-term growth goals of more profitable businesses
•Free cash flow measures available cash for debt and dividend payments, and capital investments
•TSR modifier measures stock performance against peer group, with no positive modification if actual TSR is negative

Time-vested restricted stock rights (TVRSRs)	Stock	•Based on market data, level of responsibility, and desired pay mix •Granted at the start of three-year period and vests ratably over three years	•Provides link to shareholder experience
Base Salary
Base salary is the sole fixed component of an executive’s total direct compensation. In determining base salary, the Committee considers the factors listed on page 32 without assigning any specific weighting to any individual factor.
In 2021, Mr. Sanchez received a base salary increase of approximately 5%, effective January 2021. Messrs. Diez and Sensing received base salary increases of approximately 4% and Mr. Fatovic received a base salary increase of approximately 5%, effective January 2021. Mr. Havens received a base salary increase of approximately 35%, reflecting his promotion and changes in his job responsibilities, effective May 2021.
2021 AIP Metrics, Targets and Results
2021 Metrics
Our 2021 annual cash incentive awards were designed to reflect both Company and divisional business performance. In structuring our annual cash incentive awards, in February 2021, the Committee set target payout opportunities for each executive. For 2021, the target AIP payout opportunity for each of our NEOs was as follows: 160% of base salary for Mr. Sanchez; 100% of base salary for Messrs. Diez, Havens and Sensing; and 80% of base salary for Mr. Fatovic.
The 2021 AIP placed a strong emphasis on EBITDA, maintained a focus on revenue growth and introduced the use of strategic performance milestones that align with the Company's overall strategy developed in 2020. Each metric of the 2021 AIP has a payout range of 0% to 200%, which is consistent with the Committee's intent to create a more normalized suite of metrics as was disclosed in last year's proxy. The free cash flow metric in the 2020 AIP was heavily weighted to incent a significant change in direction consistent with shareholder feedback. As discussed below, this important metric is still included in Ryder's 2021 LTIP. The chart below further explains the design of our 2021 AIP for each of our NEOs:

2021 AIP Metrics	CEO/Corporate(1)	Division Presidents(2)
RSI Comparable EBITDA	60%	30%
Division Comparable EBITDA(3)	N/A	30%
RSI Operating Revenue	20%	N/A
Division Operating Revenue(3)	N/A	20%
RSI Strategic Performance Milestones	20%	N/A
Division Strategic Performance Milestones(3)	N/A	20%
(1) Represents Messrs. Sanchez (CEO), Diez (CFO) and Fatovic (CLO).
(2) Represents Messrs. Havens (President, FMS) and Sensing (President SCS/DTS).
(3) In the case of Mr. Havens, all division-specific metrics correspond to FMS-related performance. In the case of Mr. Sensing, all division-specific metrics correspond to SCS/DTS-related performance.

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Compensation Discussion and Analysis

As shown in the previous chart, the Committee retained the use of the comparable EBITDA metric from the 2020 AIP, but increased its weight to 60% from 35% to further align executive compensation with the Company's operating performance. The Committee also retained the use of operating revenue, but increased its weight to 20% from 15% to continue to incentivize growth. In the case of Messrs. Sanchez, Diez and Fatovic, the comparable EBITDA and operating revenue portions of their AIP incorporate Company-wide performance (RSI). In the case of Messrs. Havens (President of FMS) and Sensing (President of SCS/DTS), the comparable EBITDA portion of their AIP incorporates both the Company's and their respective business divisions' performance and the operating revenue portion exclusively reflects their respective business divisions' performance.
To further incent achievement of key milestones aligned with the Company's long-term strategic plan, the Committee introduced a strategic performance milestone metric in the 2021 AIP. The strategic performance milestones have a weight of 20% in the AIP, and require a minimum EBITDA financial performance threshold in order to make a milestone payout, with AIP award payout levels ranging from 0% - 200%. As shown in the chart below, each of the Company's businesses have strategic performance milestones tailored to their respective division, with the strategic performance milestones for the centralized corporate group, including the CEO, reflecting a combination of milestones from each business division. To determine the payout of the strategic performance milestones, the Committee evaluates the outcome of each milestone and holistically determines overall achievement of the strategic performance milestones using a five-point scale that corresponds to a payout score. No individual milestone is weighted or assigned greater significance than another.

	2021 Strategic Performance Milestones (weighted 20% in AIP)	Strategic Performance Milestone Outcome	Payout Percentage
CEO/Corporate(1)	•Improve ChoiceLease pricing •Improve maintenance costs •Grow SCS/DTS new sales	◦Exceptional ◦Very Successful ◦Successful ◦Inconsistent ◦Unsatisfactory	200% 150% 100% 50% 0%
FMS(2)	•Improve ChoiceLease pricing •Improve maintenance costs •Expand used-vehicle sales
SCS(3)	•Grow new customer contracts •Implement RyderShareTM •Expand e-fulfillment and Ryder Last Mile
DTS(3)	•Grow new customer contracts •Develop/acquire dedicated capacity •Deploy hybrid freight solutions

(1) Represents Messrs. Sanchez (CEO), Diez (CFO) and Fatovic (CLO).
(2) Represents Mr. Havens (President, FMS).
(3) Represents Mr. Sensing (President, SCS/DTS).

AIP Metric Definitions
comparable EBITDA (a non-GAAP financial measure)
Represents net earnings (loss), first adjusted to exclude discontinued operations and the following items, all from continuing operations: (i) non-operating pension costs, net and (ii) any other items that are not representative of our ongoing business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods and are described under comparable earnings measures in our SEC filings) and then adjusted further for (a) interest expense, (b) income taxes, (c) depreciation, (d) used vehicle sales results and (e) amortization. Comparable EBITDA incentivizes management to optimize operations whether the economic cycle is negative or positive and is also more reflective of the Company’s operating profitability. While the market prices for used vehicles continues to impact compensation heavily (via the LTIP payouts), the Committee determined that a metric more closely aligned with improved operating performance was valuable in the collective suite of incentive compensation metrics and determined that the best place for this metric was in the annual incentive plan.

operating revenue (a non-GAAP financial measure)
Represents total revenue excluding any (i) fuel, (ii) subcontracted transportation and (iii) revenue from our ChoiceLease liability insurance program that was discontinued in early 2020. We exclude fuel and subcontracted transportation as these services are largely pass-through to our customers, thus fluctuations generally minimally impact our profitability. The operating revenue used by the Committee is consistent with the operating revenue reported in Ryder press releases and public presentations. Operating revenue is intended to measure progress towards strategic and operational goals.

strategic performance milestones
Represents alignment with the 2020 strategic plan and the expectation that attainment of each strategic performance milestone will occur in 2021. A minimum threshold of EBITDA financial performance must be achieved in order to payout the strategic performance milestones. In the case of Messrs. Sanchez, Diez and Fatovic, the strategic performance milestones reflect initiatives from each business division (FMS, SCS and DTS), and in the case of Messrs. Havens and Sensing the strategic performance milestones reflect the strategic goals of their respective business divisions. Please refer to the chart above titled "2021 Strategic Performance Milestones" for further information.

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Compensation Discussion and Analysis

2021 Targets and Results
During fiscal 2021, management strengthened Ryder's financial and strategic position as a leading supply chain and transportation company. Under the skilled leadership of our management team, Ryder generated total revenue growth of 15%, operating revenue (non-GAAP) growth of 11%, in each case from the prior year, and record adjusted ROE (non-GAAP) of 20.9%. In addition, the increase of our share price from a low of $61.42 to $82.43 at year-end 2021, along with TSR of 38% over the year, demonstrate our shareholders' confidence in the progress we are making towards our long-term strategy objectives.
Upon review of the Company's performance associated with each of the strategic performance milestones, the Committee determined that the minimum EBITDA performance metric was achieved and that the outcome of each strategic performance milestone was "very successful". Ryder's 2021 earnings results reflect higher lease returns from ongoing Choice Lease pricing initiatives, reduced maintenance costs, and a record number of contracts with new customers in our SCS and DTS divisions. The robust freight conditions of 2021, combined with the actions implemented by our management team, allowed Ryder to expand significantly used-vehicle retail sales. In addition, the supply chain and labor challenges of 2021 provided growth opportunities for our SCS division as companies made long-term supply chain outsourcing decisions. In November 2021 and January 2022, we completed acquisitions consistent with our strategy to accelerate growth in SCS that added multi-client warehouse operations to our portfolio as well as expanded our e-fulfillment network.
The following chart sets forth our 2021 AIP metrics (including targets and actual results) that are used when determining the AIP awards for Messrs. Sanchez, Diez and Fatovic.

Performance Metrics(1) (in millions)	2020 Results	2021 Threshold (50% Payout)	2021 Target (100% Payout)	2021 Maximum (200% Payout)	Weight	2021 Results(2)	2021 Payout (% of target)
RSI Comparable EBITDA	$2,258	$2,115	$2,350	$2,421	60%	$2,429	200%
RSI Operating Revenue	$7,024	$6,682	$7,424	$7,795	20%	$7,807	200%
RSI Strategic Performance Milestones	N/A	Inconsistent	Successful	Exceptional	20%	Very successful	150%
Earned Payout (weighted)							190%
(1) Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of net earnings (loss) to comparable EBITDA and total revenue to operating revenue, as well as the reasons why these measures are useful to shareholders, refer to the “Non-GAAP and Financial Measures” on pages 52-59 of our Form 10-K for the year ended December 31, 2021.
(2) The Committee determined to exclude the acquisition of Midwest Warehouse & Distribution System, which the Company acquired in November 2021 for approximately $284 million, from the comparable EBITDA and operating revenue results of RSI and SCS.

The following chart sets forth our 2021 AIP metrics (including targets and actual results) that are used when determining the AIP awards for Mr. Havens.

Performance Metrics(1) (in millions)	2020 Results	2021 Threshold (50% Payout)	2021 Target (100% Payout)	2021 Maximum (200% Payout)	Weight	2021 Results(2)	2021 Payout (% of target)
RSI Comparable EBITDA	$2,258	$2,115	$2,350	$2,421	30%	$2,429	200%
FMS Comparable EBITDA	$2,097	$1,958	$2,175	$2,241	30%	$2,357	200%
FMS Operating Revenue	$4,578	$4,252	$4,724	$4,960	20%	$4,941	192%
FMS Strategic Performance Milestones	N/A	Inconsistent	Successful	Exceptional	20%	Very Successful	150%
Earned Payout (weighted)							188%
(1) Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of, net earnings from continuing operations to comparable EBITDA and total revenue to operating revenue, as well as the reasons why these measures are useful to shareholders, refer to the “Non-GAAP and Segment Financial Measures” on pages 52-59 of our Form 10-K for the year ended December 31, 2021.
(2) The Committee determined to exclude the acquisition of Midwest Warehouse & Distribution System, which the Company acquired in November 2021 for approximately $284 million, from the comparable EBITDA and operating revenue results of RSI and SCS.

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Compensation Discussion and Analysis

The following chart sets forth our 2021 AIP metrics (including targets and actual results) that are used when determining the AIP awards for Mr. Sensing.

Performance Metrics(1) (in millions)	2020 Results	2021 Threshold (50% Payout)	2021 Target (100% Payout)	2021 Maximum (200% Payout)	Weight	2021 Results(2)	2021 Payout (% of target)
RSI Comparable EBITDA	$2,258	$2,115	$2,350	$2,421	30%	$2,429	200%
SCS/DTS Comparable EBITDA	$278	$203	$271	$298	30%	$218	61%
SCS/DTS Operating Revenue	$2,800	$2,610	$3,071	$3,378	20%	$3,244	157%
SCS/DTS Strategic Performance Milestones	N/A	Inconsistent	Successful	Exceptional	20%	Very Successful	150%
Earned Payout (weighted)							140%
(1) Comparable EBITDA and operating revenue are non-GAAP financial measures. For a reconciliation of, net earnings from continuing operations to comparable EBITDA and total revenue to operating revenue, as well as the reasons why these measures are useful to shareholders, refer to the “Non-GAAP and Segment Financial Measures” on pages 52-59 of our Form 10-K for the year ended December 31, 2021.
(2) The Committee determined to exclude the acquisition of Midwest Warehouse & Distribution System, which the Company acquired in November 2021 for approximately $284 million, from the comparable EBITDA and operating revenue results of RSI and SCS.

2021 AIP Earned Amounts for NEOs
The Committee reviews the initial payout calculation for each NEO, using the methodology described above. While the AIP does not include an individual performance metric, the Committee retains discretion to adjust the NEO’s actual payout upwards or downwards. In determining whether to make any adjustments, the Committee considers the following qualitative factors as a whole: overall realized pay relative to performance and our goal of furthering the Company’s strategic initiatives; internal leadership; business development and achievement of other business goals; risk management; talent development; progress on corporate responsibility goals, including ESG matters; financial management; and legal, risk management, regulatory, and compliance results.

Given the strong financial results that management achieved in 2021, the Committee determined to pay 2021 annual cash incentive awards consistent with the payout results above for each NEO and did not further adjust any awards. The following chart sets forth the earned 2021 annual cash incentive award for each of our NEOs:

Name(1)	Target 2021 Award ($)	Actual 2021 Payout ($)	% of Target
Robert E. Sanchez	1,539,200	2,924,480	190%
John. J. Diez	650,000	1,231,283	189%
J. Steven Sensing	650,000	908,245	140%
Robert D. Fatovic	432,000	820,800	190%
Thomas M Havens	459,452	865,286	188%
(1) Mr. Parker was not eligible for a 2021 AIP payment because he was not employed by the Company for the full year.

2019-2021 LTIP Payouts
Our 2019 long-term incentive awards comprised TVRSRs (20%), options (20%) and PBRSRs (60%). PBRSRs granted to NEOs in 2019 could be earned based on adjusted ROC spread (50%) and 2019 - 2021 strategic revenue growth (50%). We also included a TSR modifier that adjusts PBRSR payouts, either upward or downward, to reflect our performance against a custom peer group as further described below.

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Compensation Discussion and Analysis

2019 - 2021 LTIP Performance Metric Calculation Methodology
adjusted ROC spread (a non-GAAP financial measure)	Represents the difference between adjusted ROC and the weighted average cost of capital. The Company’s adjusted ROC is defined as the Company’s net earnings from continuing operations, excluding restructuring and other items (which are the same items adjusted from comparable earnings as disclosed in our SEC filings) as well as interest expense, divided by the sum of the Company’s average annual total capital, in the final year of the three-year performance period, comprised of: (i) debt and (ii) shareholders’ equity. The Committee also established thresholds that must be attained before any payout is made (minimum spread) and above which no increases in payout would result (maximum spread). The Committee took into account the Company’s business plan when setting the three-year target. The three-year target is intended to be consistent with the Company’s publicly disclosed three-year target. If the Company’s adjusted ROC spread falls above threshold and between the measuring points, the adjusted ROC spread accrual percentage will be determined proportionally between the measuring points. The Committee believes that using adjusted ROC spread as one of our LTIP performance metrics ensures that management maintains appropriate focus on capital efficiency and improving returns on shareholders’ investment across all of the Company’s business segments.
strategic revenue growth
Represents contractual revenue from all business lines, transactional maintenance and all new product revenue. The Company’s 2019-2021 strategic revenue growth measures the compounded annual growth rate (“CAGR") of certain revenue that is foundational to the Company’s long-term profitable growth strategy. The Company’s 2019-2021 strategic revenue CAGR is determined by the Committee at the end of the performance period against a maximum, target and threshold 2019-2021 strategic CAGR. If the Company’s 2019-2021 CAGR falls above threshold and between the measuring points, the 2019-2021 CAGR accrual percentage for the performance period will be determined proportionally between the measuring points. The Company believes that the 2019-2021 CAGR target is a rigorous measure of sustained strategic revenue growth.

TSR
Represents total shareholder return based on the Company’s TSR relative to the TSR of the companies in our custom peer group. TSR is calculated based on the percentage change in a company’s stock price from the average closing price of the last ten trading days prior to the beginning of the relevant performance period to the average closing price of the last ten trading days prior to the end of the relevant performance period, assuming reinvestment of dividends. The custom peer group for 2019 consists of 24 companies plus Ryder: the 12 companies in Ryder’s 2019 Compensation Peer Group plus 12 additional, related companies that operate in the markets in which we compete, and that are viewed as competitors for capital by investors. At the end of the three-year performance period, the companies in the custom peer group will be sorted by TSR performance, and the 25th, 50th and 75th percentiles of the custom peer group are calculated. Ryder’s TSR performance is compared to the TSR of the companies in the custom peer group. The number of accrued PBRSRs will then be adjusted upward or downward by a percentage based on the TSR relative percentile rank as shown below; provided, however, that (i) in no event will the TSR modifier adjustment result in payout of more than 200% of the target PBRSRs and (ii) even if the Company’s TSR rank is above the 50th percentile, no positive TSR modifier will be applied if the Company’s absolute TSR is negative.

For the 2019-2021 grants, the PBRSRs could be earned based on each of adjusted ROC spread and 2019-2021 strategic revenue growth, as described below:
▶	a threshold level, below which no award will be earned;
▶	a target level, at which 100% of the award will be earned; and
▶	a maximum level, at which 200% of the award will be earned.
Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels. For adjusted ROC spread, in 2019, the Committee established a target adjusted ROC spread for 2021 that required significant improvement by the end of the three-year performance period. With respect to 2019-2021 strategic revenue growth, the target is based on a target compounded growth rate over the three-year performance period.

The amount of PBRSRs earned is modified, positively or negatively, up to a maximum of 15% based on TSR performance for the performance period, as described further in this proxy.
At the beginning of each three-year performance period, the Committee set performance targets intended to be attainable and challenging, taking into account the expected economic conditions in markets that we wish to grow and then-prevailing interest rates and costs for equity.
2019-2021 LTIP Award Results
The three-year performance period for our 2019 long-term incentive awards ended on December 31, 2021, and the Committee assessed our performance in the first quarter of 2022. Over the course of the three-year performance, despite a challenging macro-environment, ROC significantly improved and strategic revenue growth remained consistent. The following table summarizes performance for the PBRSRs for the 2019-2021 completed performance period.

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Compensation Discussion and Analysis

PBRSR
Adjusted ROC Spread (50% PBRSRs)	Payout Range		Adjusted ROC Spread Target (bps) Performance Range	2021 Adjusted ROC Spread Results	Payout Percentage
2021 Calendar Year	Threshold	0%	0	274 bps	200%
	Target	100%	75
	Maximum	200%	150
Strategic Revenue Growth (50% PBRSRs)	Payout Range		Strategic Revenue Growth three- year CAGR	CAGR Results	Payout Percentage
Jan 2019 - Dec 2021	Threshold	25%	2%	5.6%	118%
	Target	100%	5%
	Maximum	200%	8%
TSR Modifier (+/- 15%)	Modifier Range	Ryder Relative TSR Percentile Rank to Peer Companies		Quartile	Modifier Adjustment
Jan 2019 - Dec 2021	15%	At and above 75th percentile		3rd Quartile	(5)%
	5%	At and between 50th and 75th percentile
	(5)%	Between 50th and 25th percentile
	(15)%	Below 25th percentile
Overall PBRSR Payout					151%
2021 LTIP Grants
Consistent with the Company's disciplined capital allocation approach and strategy to accelerate growth in higher return and asset-light supply chain and dedicated businesses, the Committee considered a variety of factors in revising performance metrics and targets for the 2021 LTIP. For example, the Committee considered overall compensation relative to peers and market benchmarks, the individual's role, performance, long-term potential, and retention risk. The LTIP emphasizes a direct linkage to the shareholder experience and profitable three-year growth, and uses distinct metrics from those in the AIP. The 2021 LTIP target values for each of our NEOs, and the allocation between PBRSRs and TVRSRs, are as follows:

NEO(1)	2021 LTIP Target Value ($)	PBRSRs(2) ($) (60% of LTIP value)	TVRSRs (3) ($) (40% of LTIP value)
Robert E. Sanchez	4,600,000	2,759,979	1,839,965
John J. Diez(4)	2,100,000	1,459,884	639,971
J. Steven Sensing	1,600,000	959,956	639,971
Robert D. Fatovic	1,000,000	599,965	399,998
Thomas M. Havens(4)	908,720	499,928	408,687

(1)
Mr. Parker resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2021. As a result, Mr. Parker forfeited the 19,432 PBRSRs and the 12,954 TVRSRs that were granted to him in 2021.

(2)	The number of PBRSRs granted in 2021 for each of the NEOs is as follows: Mr. Sanchez, 42,566; Mr. Diez, 20,548; Mr. Sensing, 14,805; Mr. Fatovic 9,253; and Mr. Havens, 5,743.
(3)	The number of TVRSRs granted in 2021 for each of the NEOs is as follows: Mr. Sanchez, 28,377; Mr. Diez, 9,870; Mr. Sensing, 9,870; Mr. Fatovic, 6,169; and Mr. Havens, 6,303.
(4)	The number of shares in this table includes the one-time grant that was awarded to Messrs. Diez and Havens in connection with their promotion to Executive Vice President and Chief Financial Officer and President of FMS, respectively. Each grant was valued at $500,000 and was comprised of PBRSRs using the same terms and metrics under the 2021 LTIP, subject to continued employment.
The LTIP target awards were granted in the form of 60% PBRSRs and 40% TVRSRs.
PBRSRs. PBRSRs granted in 2021 vest at the end of a three-year performance period in 2023 and are earned based on the following performance metrics: (i) adjusted ROE, based on a three-year-average adjusted ROE target, (ii) strategic revenue growth, based on attainment of a three-year CAGR and (iii) free cash flow, based on a three-year average. Each of the performance metrics weigh 20% of the total LTIP and have payout levels ranging from 0% to 200% of target. Each metric and its corresponding targets was determined at the start of the three-year period and achievement will be measured at the end of the three-year period. In addition, the LTIP includes a TSR modifier that will impact the PBRSR payouts by up to 15%, positively or negatively, depending on Ryder’s TSR relative to the TSR of a custom peer group, as described below. Even if Ryder’s relative TSR is above the median, no positive TSR modifier will be applied if Ryder's absolute TSR is negative. In addition, the TSR

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Compensation Discussion and Analysis
modifier cannot increase the total payout of PBRSRs beyond 200%. The Committee has the discretion to adjust the results for these metrics to ensure that they properly reflect the achievement of participants in our LTIP during the performance period and are not impacted, positively or negatively, by factors that may be unanticipated, non-recurring, or non-operational in nature.

TVRSRs. TVRSRs under the LTIP vest in three equal, annual installments, subject to the NEO’s continued employment, and are denominated and settled in stock. Dividend equivalents accrue on PBRSRs and TVRSRs during the vesting period and are only paid upon vesting.

The Committee believes that our LTIP design creates significant and direct shareholder linkage. The 40% TVRSRs have a direct link to the share price, and the PBRSRs are denominated in stock. The adjusted ROE metric directly incents improving returns on shareholders’ equity and the relative TSR modifier further links payouts to relative stock price. The other PBRSR performance metrics of strategic revenue growth and free cash flow incent the profitable growth that we believe is necessary to drive increasing shareholder value over time.

2021-2023 PBRSR Performance Metric Calculation Methodology
adjusted ROE (a non-GAAP financial measure)
Represents adjusted return on equity, which is calculated by dividing the Company’s "adjusted net earnings" by our "adjusted average shareholders’ equity" (each as defined below). The Company’s adjusted net earnings is defined as net earnings from continuing operations, adjusted to exclude after-tax impact from other items that are not representative of our ongoing business operations, which may include costs related to the potential restructuring actions of international operations. Adjusted average shareholders’ equity means the Company’s average shareholders’ equity, adjusted to exclude the impact from any other items that are not representative of our ongoing business operations, which may include costs related to the potential restructuring actions of international operations. The adjusted ROE will be calculated at the end of each calendar year and averaged during the performance period. The Company’s three-year adjusted ROE is determined by the Committee at the end of the performance period against a maximum, a target, and a threshold three-year adjusted ROE. The Committee takes into account the Company’s business plan when setting the three-year target. If the Company’s three-year adjusted ROE falls above threshold and between the measuring points, the three-year adjusted ROE accrual percentage for the performance period will be determined proportionally between the measuring points. While adjusted ROE in any three-year period is highly unpredictable due to used vehicle cycles, the Committee believes a direct link to this key shareholder metric is appropriate.

strategic revenue growth
Represents the CAGR of certain revenue that is foundational to the Company’s long-term profitable growth strategy. The calculation of 2021-2023 strategic revenue growth includes contractual revenue from all business lines, transactional maintenance and all new product revenue, and excludes FMS revenue from FMS Canada and Europe as our strategy does not include growth in those markets. The Company’s 2021-2023 strategic revenue CAGR is determined by the Committee at the end of the performance period against a maximum, target, and a threshold three-year strategic revenue CAGR. The Committee takes into account the Company’s business plan when setting the three-year target. If the Company’s 2021-2023 CAGR is above threshold and between the measuring points, the 2021-2023 CAGR accrual percentage for the performance period will be determined proportionally between the measuring points. The Company believes that the 2021-2023 CAGR target is a rigorous measure of sustained strategic revenue growth.

free cash flow (a non-GAAP financial measure)
Represents the sum of (i) net cash provided by operating activities, (ii) net cash provided by the sale of revenue earning equipment, (iii) net cash provided by the sale of operating property and equipment, and (iv) other cash inflows from investing activities, less (a) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. The free cash flow will be calculated at the end of each calendar year and averaged during the performance period. The Company’s three-year free cash flow is determined by the Committee at the end of the performance period against a maximum, a target, and a threshold three-year free cash flow.

TSR	has the meaning ascribed to it on page 37.

Ryder TSR Relative Percentile Rank to Peer Companies	TSR Modifier
At and above 75th percentile	+15%
At 50th percentile and between 50th and 75th percentile	+5%
At 25th percentile and between 25th and 50th percentile	-5%
Below 25th percentile	-15%

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Compensation Discussion and Analysis

Peer Group
The Committee references two groups of companies when establishing executive compensation: the Compensation Peer Group and the relative TSR group.
•The Compensation Peer Group is a group of 12 companies of similar size and who are in similar industries. The pay of the NEOs at these companies serves as a reference point for determining target pay levels for our NEOs.
•The relative TSR group includes the Compensation Peer Group plus a number of companies who are too large to serve as compensation peers for our NEOs, but whose stock price performance is relevant as a benchmark for our stock price performance, because they operate markets in which we compete and are viewed as competitors for capital by investors.

2021 Relative TSR Group
Compensation Peer Group		Additional Performance Peer Companies
1.	Avis Budget Group, Inc.	1.	Amerco (U-Haul)
2.	C. H. Robinson Worldwide, Inc.	2.	Arc Best Corporation (Arkansas Best Corporation)
3.	CSX Corporation	3.	FEDEX Corporation
4.	Expeditors International of Washington, Inc.	4.	Forward Air Corporation
5.	GATX Corporation	5.	PACCAR International
6.	Hub Group, Inc.	6.	Rush Enterprises, Inc.
7.	J.B. Hunt Transport Services Inc.	7.	Saia, Inc.
8.	Knight-Swift Transportation Holdings Inc.	8.	Trinity Industries, Inc.
9.	Landstar System, Inc.	9.	Triton International
10.	Old Dominion Freight Line, Inc.	10.	United Parcel Service Inc.
11.	United Rentals, Inc.	11.	Universal Logistics Holdings, Inc.
12.	XPO Logistics, Inc.	12.	Werner Enterprises, Inc.
Additional 2021 Compensation Actions
On May 6, 2021, Mr. Parker effectively resigned from his position as Executive Vice President and Chief Financial Officer. Because Mr. Parker voluntarily resigned from his position, he did not receive any severance payments and did not enter into any consulting agreement with the company. On May 6, 2021, the Committee approved a one-time grant to each of Mr. Diez and Mr. Havens in connection with their appointment of Executive Vice President and Chief Financial Officer and President of FMS, respectively. Each grant was valued at $500,000 and was comprised of performance-based restricted shares using the same metrics and terms as those under our 2021 LTIP, subject to continued employment.
Executive Compensation Governance Practices
Our executive compensation practices are intended to support the needs of our business, drive performance, and ensure alignment with the short- and long-term interests of our shareholders.

What We Do
✓	Directly link pay with company performance - 87% of the CEO's total target direct compensation is at risk
✓	Use of negative discretion to align appropriate payouts to Company and individual performance
✓	Use double-trigger change of control provisions for awards
✓	Provide competitive severance and change in control amounts to ensure that NEOs act in the best interest of shareholders, rather than avoiding transactions that could result in termination of employment
✓	Use three-year performance periods and targets for long-term performance metrics
✓	Engage an independent compensation consultant
✓	Regularly benchmark executive compensation against an appropriate peer group
✓	Maintain robust stock ownership requirements
✓	Subject performance-based incentive awards and severance payments to clawback policy
✓	Grant majority of pay in performance-based compensation which is not guaranteed
✓	Engage in a robust target-setting process for incentive metrics
✓	Provide for caps for incentive compensation

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Compensation Discussion and Analysis

What We Don’t Do
✗	Provide employment agreements
✗	Provide tax gross ups related to a change of control
✗	Provide excessive perquisites
✗	Reprice underwater stock options without shareholder approval
✗	Grant equity awards below 100% of fair market value or grant options at a discount
✗	Pay dividends or dividend equivalents on unvested PBRSRs or TVRSRs
✗	Permit hedging transactions
✗	Permit pledging activity or use of margin accounts by executives or directors
Other Compensation Information
Compensation Setting Process. The Committee is responsible for making determinations about our executive compensation programs and practices. The Committee’s independent compensation consultant, along with management, assist the Committee in making these determinations. Below is an explanation of: (i) the key roles and responsibilities of each group in setting executive compensation; (ii) the executive evaluation process; (iii) how competitive market data is integrated into the decision-making process; and (iv) how shareholder feedback is evaluated.
Role of the Compensation Committee. The Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Committee. The Committee reviews and recommends the compensation of our CEO to the independent Board members for approval. After considering the CEO’s assessment and recommendation for each NEO, the Committee determines and approves the compensation of all other NEOs.
Role of the Independent Compensation Consultant. The Committee has retained Frederic W. Cook as its independent consultant. Frederic W. Cook reports directly to the Committee and provides advice about our compensation program and design, including views on current compensation trends, best practices and peer comparisons. Frederic W. Cook also works with the Committee on a regular basis to provide recommendations and insights on how to make our executive compensation practices and structure more effective. During 2021, Frederic W. Cook supported the Committee in evaluating enterprise and related risk associated with our executive compensation components and plans, as discussed under “Compensation Risks” on page 44, and provided advice regarding director compensation. A consultant from Frederic W. Cook attended all of the Committee meetings in person or by telephone in 2021 and participated in independent director sessions with no management present.
The Committee undertakes an annual review of whether Frederic W. Cook’s work as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Frederic W. Cook; (ii) the amount of fees the Company paid to Frederic W. Cook, as a percentage of Frederic W. Cook’s total revenue; (iii) Frederic W. Cook’s policies and procedures regarding conflicts of interest; (iv) any business or personal relationship of Frederic W. Cook’s compensation advisers with an executive officer of the Company or any member of the Compensation Committee; and (v) any stock of the Company owned by Frederic W. Cook’s compensation advisers. After review of this information, the Committee confirmed that Frederic W. Cook does no other work for the Company, and determined that Frederic W. Cook is independent and that its work for Ryder has not raised any conflict of interest.
Role of Management. Our CEO, Chief Human Resources Officer, Vice President-Compensation and Benefits, and Senior Legal Counsel recommend agendas, prepare materials for review at Committee meetings, and attend Committee meetings at the Committee’s request. They also provide information regarding, and make recommendations about, designs for and changes to our executive compensation programs. Our CEO provides an assessment of each NEO’s performance and recommends compensation actions for NEOs other than himself.
Evaluating Performance. Annually, our CEO provides the Committee with his performance assessment and compensation recommendations for each NEO other than himself. The performance assessment includes strengths, areas for development and succession potential and is based on individual performance evaluations conducted by the CEO. Our CEO also reviews each NEO’s compensation history and current market compensation data.
At the end of each year, the independent directors begin to conduct a performance review of the CEO. The CEO first provides the independent directors with a self-evaluation relative to his individual goals and objectives. After the directors have reviewed these materials, each independent director completes a comprehensive evaluation questionnaire relating to the CEO’s performance. This questionnaire is prepared by the Governance Committee, which is responsible for developing and overseeing the process by which the CEO is evaluated. In addition to evaluating the CEO’s performance with respect to his individual goals and objectives,

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Compensation Discussion and Analysis
the questionnaire focuses on the CEO’s performance in developing and executing the Company’s strategic initiatives, leadership of the Company and the Board, relations with stakeholders (including shareholders, customers and employees), and succession planning/talent development.
At the February Compensation Committee meeting, the committee members discuss the results of the CEO’s performance review in executive session and formulate recommendations regarding CEO compensation. At the February Board meeting, in executive session without the CEO present, the other independent directors evaluate and discuss the CEO’s performance and determine his compensation based on the results of his performance evaluation and the recommendations of the Compensation Committee in consultation with the Compensation Committee’s compensation consultant. The Lead Independent Director and Chair of the Compensation Committee then provide feedback to the CEO on his performance.
Use of Benchmarking. Our Compensation Committee compares our executive compensation program to that of our peers to help analyze our executive compensation structure, determine the levels of compensation for our executives, and review our program’s effectiveness in attracting and retaining talent.
In evaluating each element of our executive compensation program, the Committee uses benchmark comparisons to peer groups and, particularly when appropriate peer group data is unavailable, to general industry survey data. While there are no public companies that provide the same mix of services as Ryder, the Committee references as one source of input an Industry Compensation Peer Group of 12 companies, each operating in similar industries and in a similar size range and competing with Ryder for executive talent. The Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Committee does consider the median compensation of similar executives at the peer companies, both for each compensation component and the total compensation package, as a reference in making compensation decisions.
The Industry Compensation Peer Group for 2021 is comprised of:

1.	Avis Budget Group, Inc.	7.	J.B. Hunt Transport Services Inc.
2.	C. H. Robinson Worldwide, Inc.	8.	Knight-Swift Transportation Holdings Inc.
3.	CSX Corporation	9.	Landstar System, Inc.
4.	Expeditors International of Washington, Inc.	10.	Old Dominion Freight Line, Inc.
5.	GATX Corporation	11.	United Rentals, Inc.
6.	Hub Group, Inc.	12	XPO Logistics, Inc.
Shareholder Feedback. The feedback we receive from shareholders through our annual shareholder outreach program and our advisory votes on executive compensation (“Say-on-Pay”) enhances our understanding of our shareholders’ views. Our Board and senior management remain committed to transparent communication and engagement with our shareholders and take all feedback into consideration when evaluating our compensation program design.
We have ongoing conversations with many of our largest shareholders. As an ongoing practice, each year we reach out to at least our top 25-30 shareholders representing over 60% of shares outstanding to solicit feedback on various topics, including corporate governance practices and executive compensation, among others. During our 2021 engagement, shareholders expressed support for our compensation program. In addition to ongoing conversations and formal annual engagement, the Compensation Committee also considers the voting outcome of our Say-on-Pay proposals each year. Over the last three years, our Say-on-Pay proposals received strong support from our shareholders, with last year's proposal receiving over 91% support. The Committee believes the 2021 voting results reflect our shareholders’ support of our overall executive compensation program. The Committee values the opinions of our shareholders and will continue to consider shareholder feedback and the outcomes of future Say-on-Pay votes when designing compensation programs and making compensation decisions for our NEOs. We currently hold a Say-on-Pay vote every year.

RETIREMENT AND WELFARE BENEFITS AND PERQUISITES
Retirement Benefits. The Company maintains a qualified pension plan and a pension benefit restoration plan (pension restoration plan) in which any NEO who had joined the Company prior to January 1, 2007 was able to participate. These plans were frozen for all participants as of December 31, 2007. Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Sensing, Mr. Diez, Mr. Fatovic and Mr. Havens did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen. Mr. Parker was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans.
All NEOs who are employed with the Company are eligible to participate in the Company-wide 401(k) savings plan and deferred compensation plan. The retirement and deferred compensation plans are described under the headings “Pension Benefits” and “2021 Nonqualified Deferred Compensation” beginning on page 48 of this proxy statement.

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Compensation Discussion and Analysis

Health and Welfare Benefits. During 2021, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental and prescription coverage; Company-paid short- and long-term disability insurance; and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: (i) executive term life insurance coverage equal to three times the executive’s current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard Company-paid term life insurance; and (ii) individual supplemental long-term disability insurance, which provides up to approximately $20,000 per month (subject to age, earnings, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are consistent with benefits provided to other similarly-situated executives.
Perquisites. We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Committee reviews the types and aggregate values of Ryder’s perquisite program. Annually, we provide the following perquisites to all of our NEOs:
•$9,600 per year as an annual car allowance; and
•$6,800 per year ($11,800 for our CEO) intended (but not required) to be used to pay for community, business or social activities that may be related to the performance of the executive’s duties, but which are not otherwise eligible for reimbursement as direct business expenses.
All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

SEVERANCE AND CHANGE OF CONTROL
All of our NEOs who are currently employed with the Company are eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” on page 50 of this proxy statement. Severance arrangements are intended to ensure that NEOs will act in the best interests of the shareholders rather than avoiding transactions that could result in termination of employment. These arrangements also include certain restrictive covenants designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period.
The change of control arrangements are included in the severance agreements and are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction.

NEO STOCK OWNERSHIP REQUIREMENTS
We encourage significant stock ownership by our NEOs to align the interests of our leadership team with those of our shareholders. We established stock ownership guidelines that require each NEO to own Ryder equity at least equal in value to a multiple of such NEO’s salary within five years of appointment, as follows:

CEO	6x
Other NEOs	3x
Currently, each NEO meets these stock ownership requirements.

PROHIBITIONS ON HEDGING AND PLEDGING
Ryder considers it improper for any Board member, officer or other employee of the Company to engage in short-term or speculative transactions in the Company’s securities. Ryder’s Insider Trading Policy prohibits Board members, executive officers and employees from engaging in hedging or monetization transactions, including zero-cost collars and forward sale contracts. In addition, directors and executives are prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.

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Compensation Discussion and Analysis and Compensation Committee Report on Executive Compensation

RECOUPMENT POLICY
The Board of Directors has adopted a Recoupment Policy pursuant to which the Compensation Committee may seek the recoupment or forfeiture of any incentive compensation paid or awarded to the Company’s current or former officers who engaged in fraud or other misconduct resulting in a material restatement of the Company’s financial results. In addition, under the terms of each NEO’s severance agreement, the Company has the right to require that a participating officer repay the full value of any previously received severance payment under several scenarios, including if the Company subsequently discovers that the participant: (i) committed fraud, misappropriation, or embezzlement against the Company or any of its subsidiaries and/or affiliates; (ii) was convicted of or pled guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude or dishonesty; or (iii) committed material violations of the Company’s Principles of Business Conduct or any analogous code of ethics or similar policy.

TAX IMPLICATIONS
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation (including performance-based compensation) paid to the company’s “covered employees,” which include our NEOs. While the Committee considers the deductibility of compensation as one of several factors in compensation decisions, the primary goals of our executive compensation programs are to attract, incentivize and retain key employees and align pay with performance, and the Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

COMPENSATION RISKS
Frederic W. Cook was engaged by the Committee to assist with the assessment of risk arising from the Company’s compensation programs and policies. Frederic W. Cook’s assessment covered each material element of the executive compensation programs, and the Company also performed a risk assessment of the Company’s non-executive plans as part of its enterprise risk management program, which is overseen by the Board. Based on these assessments, the Company concluded that our policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. The assessments took into account that our compensation opportunities are generally measured by a variety of time horizons to balance our near-term and long-term strategic goals, encouraging a focus on sustained, holistic company performance, and that our programs also incorporate risk mitigation policies such as caps on maximum payouts and clawback policies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

Michael F. Hilton (Chair)	Robert J. Eck	Luis P. Nieto, Jr.	E. Follin Smith	Dmitri L. Stockton

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Executive Compensation

EXECUTIVE COMPENSATION
The following tables set forth information with respect to compensation for our NEOs.
A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the Compensation Discussion and Analysis beginning on page 30 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name Principal Position		Year	Salary ($)(1)	Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)		Total ($)
Robert E. Sanchez	Chair and Chief Executive Officer	2021	962,000	4,696,570		—		2,924,480	(32,393)	425,438		8,976,095
		2020	860,281	4,299,705		—		2,676,674	150,916	201,950		8,189,526
		2019	870,468	3,897,431		860,002		501,247	196,915	278,788		6,604,851
John J. Diez	Executive Vice President and Chief Financial Officer	2021	650,000	2,164,934		—		1,231,283	(9,680)	178,789		4,215,326
		2020	605,470	1,319,223		—		1,255,760	34,566	102,124		3,317,143
		2019	536,933	1,864,352		189,999		419,825	42,625	85,735	(6)	3,139,469
Scott T. Parker(7)	Former Executive Vice President and Chief Financial Officer	2021	283,890	2,144,018		—		—	—	135,513		2,563,421
		2020	581,251	2,052,104		—		1,205,530	—	98,540		3,937,425
		2019	422,538	4,300,014	(8)	499,997	(8)	449,627	—	202,857		5,875,033
J. Steven Sensing	President, Global Supply Chain Solutions and Dedicated Transportation Solutions	2021	650,000	1,633,535		—		908,245	(14,381)	176,804		3,354,203
		2020	587,501	2,172,590		—		1,218,562	59,680	102,266		4,140,599
		2019	528,600	864,381		189,999		413,291	76,282	106,908		2,179,461
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary	2021	540,000	1,020,966		—		820,800	(26,582)	141,661		2,496,845
		2020	496,969	830,574		—		824,582	127,602	89,248		2,368,975
		2019	496,583	773,444		169,995		310,606	167,260	100,743		2,018,631
Thomas M. Havens	President, Global Fleet Management Solutions	2021	500,893	940,086		—		865,286	(14,375)	113,471		2,405,361

(1)
For Messrs. Sanchez, Diez, Sensing and Fatovic, their 2020 salaries reflect the COVID-19-related reductions the Committee implemented for the period April 16, 2020 through June 30, 2020 (base salary reduction of 30% for Mr. Sanchez and 15% for Messrs Diez, Sensing, and Fatovic).

(2)
Awards granted in 2021
 All 2021 TVRSRs and PBRSRs awards are represented in the “Stock Awards” column at grant date fair value. These values were determined in accordance with FASB ASC Topic 718. 2021 TVRSRs vest ratably over a three-year period, subject to continued employment. 2021 PBRSRs have a three-year performance period and are earned based on the following: Ryder’s free cash flow, adjusted ROE and strategic revenue growth based on a three-year CAGR, each weighted equally (one-third) and based on a three-year average. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2021 PBRSRs can be earned from 0-200% and are represented in the column based on target performance. The following table presents the grant date fair value of the 2021 PBRSRs at the target and maximum levels of performance:

Name	2021 PBRSRs Target ($)	2021 PBRSRs Maximum ($)
Robert E. Sanchez	2,856,605	5,713,209
John J. Diez	1,524,963	3,049,928
Scott T. Parker	1,304,081	2,608,163
J. Steven Sensing	993,564	1,987,128
Robert D. Fatovic	620,968	1,241,937
Thomas M. Havens	531,399	1,062,800

Calculation
As discussed above, the amounts in this column are based on grant date fair value in accordance with applicable accounting guidance and consequently may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see note 18 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021. Dividend equivalents accrue on all grants of PBRSRs and TVRSRs and will be paid only on those that vest.

(3)	Option awards consist of stock options granted pursuant to our LTIP as described beginning on page 36 of this proxy statement under the “2019-2021 LTIP Payouts” section, except for Mr. Parker, whose awards represent his inducement grant. The grant date fair value of option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. No option awards were granted in 2021.

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(4)	The amounts in this column include an estimate of the change in the actuarial present value of the accrued pension benefits (under both our pension and pension restoration plans) for the NEO for the respective year. Assumptions used to calculate these amounts are described under “Pension Benefits” beginning on page 48. No NEO realized above-market or preferential earnings on deferred compensation.
(5)	All Other Compensation for 2021 includes the following payments or accruals for each NEO:

	Year	Employer Contributions to the 401(k) Plan(a) ($)	Employer Contributions to the Deferred Compensation Plan(a) ($)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan ($)	Premiums Paid for Executive Life Insurance ($)	Charitable Awards Programs(b) ($)	Perquisites(c) ($)	Severance-Related Payments	Dividends Equivalents Paid
Robert E. Sanchez	2021	15,950	184,177	11,507	1,553	—	21,400	—	190,851
John J. Diez	2021	15,950	88,867	9,284	1,096	—	16,400	—	47,192
Scott T. Parker	2021	8,700	7,658	5,307	430	—	4,145	—	109,273
J. Steven Sensing	2021	15,950	86,821	10,804	1,096	—	16,400	—	45,733
Robert D. Fatovic	2021	15,950	59,102	10,554	910	—	16,400	—	38,745
Thomas M. Havens	2021	15,950	28,712	11,309	851	—	16,400	—	40,249

(a)	As described under “Pension Benefits,” our NEOs are not accruing benefits under our pension plan and instead receive employer contributions into their 401(k) and deferred compensation accounts. Starting in 2016, a portion of the employer contribution to the 401(k) and deferred compensation plans will be made in a lump sum after the end of the calendar year to which the contribution relates. The amounts presented above paid into the 401(k) Savings Plan and the Deferred Compensation Plan reflect amounts contributed by the Company during the calendar year reported.
(b)	Mr. Sanchez is eligible to participate, as a member of our Board, in our Matching Gifts to Education Program which, for members of our Board, is limited to a maximum benefit of $10,000 per year. See “Director Compensation“ on page 54. All other NEOs are eligible to participate in our Matching Gifts to Education Program, which is available to all employees and limited to a maximum benefit of $1,000 per year.
(c)	Includes a car allowance and annual perquisite allowance. The value in this column reflects the aggregate incremental cost to us of providing each perquisite to the executive.

(6)	Reflects updated value for Employer Contributions to 401(k) Plan of $1,096 not previously reported.
(7)	Mr. Parker resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2021. As a result, Mr. Parker forfeited the stock awards granted to him in 2021. Mr. Parker did not receive any severance payments and did not enter into any consulting agreement with the company in connection with his resignation.
(8)	Mr. Parker received stock and option awards totaling $4.8 million as a one-time equity inducement grant in connection with the commencement of his employment, the full value of which was intended to compensate him for equity compensation forfeited when leaving his former employer.

2021 GRANTS OF PLAN-BASED AWARDS
The following table reflects the three types of plan-based awards granted to our NEOs in 2021 under our 2019 Equity and Incentive Compensation Plan (the “Equity Plan”). The first row represents the range of payouts under the 2021 annual cash incentive awards (ACIAs), the second row represents the range of shares of common stock to be issued upon vesting of the PBRSRs granted as part of our 2021 LTIP that can be earned if performance measures are attained, and the last row represents time-vested restricted stock granted as part of our 2021 LTIP. No stock options were granted as part of our 2021 LTIP.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sanchez	ACIA		769,600	1,539,200	3,078,400
	PBRSR	2/12/21				9,044	42,566	85,132		2,856,605
	TVRSR	2/12/21							28,377	1,839,965
John J. Diez	ACIA		325,000	650,000	1,300,000
	PBRSR	2/12/21				3,144	14,805	29,610		993,564
	PBRSR	5/6/21				1,218	5,743	11,486		531,399
	TVRSR	2/12/21							9,870	639,971
Scott T. Parker(5)	PBRSR	2/12/21				4,128	19,432	38,864		1,304,081
	TVRSR	2/12/21							12,954	839,937
J. Steven Sensing	ACIA		325,000	650,000	1,300,000
	PBRSR	2/12/21				3,144	14,805	29,610		993,564
	TVRSR	2/12/21							9,870	639,971
Robert D. Fatovic	ACIA		216,000	432,000	864,000
	PBRSR	2/12/21				1,965	9,253	18,506		620,968
	TVRSR	2/12/21							6,169	399,998
Thomas M. Havens	ACIA		229,726	459,452	918,904
	PBRSR	5/6/21				1,218	5,743	11,486		531,399
	TVRSR	2/12/21							6,303	408,687

(1)	For the ACIAs, the amounts reflect the range of potential payouts at threshold, target or maximum payout levels based on Company performance. The Committee has discretion to adjust amounts based on individual performance but in no event to exceed the maximum payout amount. The Committee did not exercise such discretion in determining the earned 2021 ACIAs for our NEOs. 2021 ACIAs as earned by our NEOs are discussed in further detail under the heading “2021 AIP Earned Amounts for NEOs” on page 36 of the Compensation Discussion and Analysis.
(2)
These columns reflect the number of potential PBRSRs that can be earned under our 2021 LTIP at threshold, target and maximum performance if performance measures are ultimately attained. 2021 PBRSRs are earned based one-third on Ryder’s free cash flow measured using a three-year average, one-third based on Ryder’s adjusted ROE based on a three-year average and one-third based on Ryder’s 2020-2023 strategic revenue growth based on a three-year CAGR by 2023. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2021 PBRSRs can be earned from 0-200%. See further discussion under the heading “2021 LTIP Grants” on page 38.

(3)
Represents TVRSRs granted under our 2021 LTIP. The TVRSRs for all of the NEOs vest in three equal annual installments beginning on February 12, 2021. See further discussion under the heading “2021 LTIP Grants” on page 38.

(4)	The grant date fair value of the stock and option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 18 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(5)	Mr. Parker resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2021. As a result, Mr. Parker forfeited the stock awards granted to him in 2021. Mr. Parker did not receive any severance payments and did not enter into any consulting agreement with the company in connection with his resignation.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021

Options Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	89,325	—		58.21	02/07/2023	—		—	—		—
	93,415	—		71.43	02/06/2024	—		—	—		—
	83,425	—		93.51	02/11/2025	—		—	—		—
	122,935	—		55.32	02/09/2026	—		—	—		—
	104,390	—		76.49	02/09/2027	67,353	(3)	5,551,908	4,949	(4)	407,946
	77,407	—		74.72	02/21/2028	—		—	202,165	(5)	16,664,461
	48,839	24,420	(2)	57.92	02/08/2029	—		—	113,509	(6)	9,356,547
John J. Diez	2,573	—		58.21	02/07/2023	—		—	—		—
	6,695	—		71.43	02/06/2024	—		—	—		—
	13,000	—		93.51	02/11/2025	—		—	—		—
	17,430	—		55.32	02/09/2026	—		—	—		—
	24,190	—		76.49	02/09/2027	14,881	(3)	1,226,641	16,801	(4)	1,384,906
	17,936	—		74.72	02/21/2028	—		—	62,027	(5)	5,112,886
	10,790	5,395	(2)	57.92	02/08/2029	—		—	50,966	(6)	4,201,127
Scott T. Parker	—	—		—	—	—		—	—		—
	—	—		—	—	—		—	—		—
J. Steven Sensing	11,920	—		93.51	02/11/2025	—		—	—		—
	24,190	—		76.49	02/09/2027	14,881	(3)	1,226,641	1,093	(4)	90,096
	17,936	—		74.72	02/21/2028	—		—	78,865	(5)	6,500,842
	—	5,395	(2)	57.92	02/08/2029	—		—	39,480	(6)	3,254,336
Robert D. Fatovic	16,005	—		58.21	02/07/2023	—		—	—		—
	16,280	—		71.43	02/06/2024	—		—	—		—
	17,335	—		93.51	02/11/2025	—		—	—		—
	25,545	—		55.32	02/09/2026	—		—	—		—
	21,640	—		76.49	02/09/2027	13,314	(3)	1,097,473	978	(4)	80,617
	16,048	—		74.72	02/21/2028	—		—	39,052	(5)	3,219,056
	9,654	4,827	(2)	57.92	02/08/2029	—		—	24,675	(6)	2,033,960
Thomas M. Havens	6,240	—		93.51	02/11/2025	3,364	(3)	277,295	1,057	(4)	87,129
	7,790	—		76.49	02/09/2027	—		—	20,628	(5)	1,700,366
	5,777	—		74.72	02/21/2028	—		—	17,789	(6)	1,466,347
(1)Based on a stock price of $82.43, which was the closing price of our common stock on December 31, 2021.
(2)These stock options vested on February 8, 2022.

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(3)Represents PBRSRs that were granted in February 2019 and have been earned for the three-year performance period ending December 31, 2021, and were paid after Committee approval in the first quarter of 2022. 2019 PBRSRs are earned based 50% on Ryder’s adjusted ROC spread measured using the final year’s (2021) spread and 50% based on Ryder’s strategic revenue growth based on Ryder’s three-year compound average growth rate over the three-year performance period. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2019 PBRSRs can be earned from 0-200%, and are represented in the column based on payout performance.
(4)Represents TVRSRs that were granted in February 2019 and vested in February 2022 (except Mr. Diez's $1M retention award which cliff vests in May 2022).
(5)Includes PBRSRs that were granted in February 2020 and will vest based on performance and subject to continued service through the three-year performance period. 2020 PBRSRs are earned 50% based on EBITDA margin measured using a three-year average over the three-year performance period, 25% based on Ryder’s adjusted ROE measured using a three-year average over the three-year performance period, and 25% based on Ryder’s 2020-2022 strategic revenue growth target based on Ryder’s three-year compound average growth rate. A TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2020 PBRSRs can be earned from 0-250%, and are represented in the column based on maximum performance. Also includes TVRSRs that were granted in February 2020 and will vest ratably on February 2021, 2022 and 2023 (except Mr. Sensing’s $1M retention award and Mr. Havens' $0.4M retention award, which both cliff vest in October 2023).
(6)Represents PBRSRs that were granted in February 2021 and will vest based on performance, subject to continued service through the three-year performance period. 2021 PBRSRs have a three-year performance period and are earned based on the following: Ryder’s free cash flow, adjusted ROE and strategic revenue growth based on a three-year CAGR, each weighted equally and based on a three-year average. In addition, a TSR modifier is applied at the end of the performance period to adjust earned PBRSRs, positively or negatively, up to 15%. The 2021 PBRSRs can be earned from 0-200%, and are represented in the column based on maximum performance. Also includes TVRSRs that were granted in February 2021 and will vest ratably on February 2022, 2023 and 2024.

2021 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Name	(#)	($)	(#)	($)
Robert E. Sanchez	—	—	40,924	2,708,909
John J. Diez	—	—	10,575	697,299
Scott T. Parker	26,483	539,471	27,211	2,030,057
J. Steven Sensing	28,180	668,333	10,054	663,971
Robert D. Fatovic	—	—	8,220	544,457
Thomas M. Havens	3,270	42,066	7,623	492,047

(1)	These columns reflect restricted stock and PBRSRs previously awarded to the NEOs that vested during 2021.
(2)	Of these amounts, shares were withheld by Ryder to cover tax withholding obligations, as follows: Mr. Sanchez, 15,715 shares; Mr. Diez, 4,223 shares; Mr. Parker, 10,707 shares; Mr. Sensing, 3,315 shares; Mr. Fatovic, 3,219 shares, and Mr. Havens, 3,113.
(3)	Calculated based on the closing market price of Ryder common stock on the vesting date.

PENSION BENEFITS
We maintain a legacy Retirement Plan (pension plan) and Benefit Restoration Plan (pension restoration plan) for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the pension and pension restoration plans were frozen for all plan participants other than those who were eligible to continue to participate (based on age and tenure) and elected to do so. As a result, for those employees who were not eligible, or did not elect, to continue to participate, benefits ceased accruing under the defined benefit plans after December 31, 2007. All retirement benefits earned and accrued as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the pension or pension restoration plans. Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the pension plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits. Effective December 31, 2020, the pension and pension restoration plans were frozen for all plan participants who were eligible to continue to participate effective December 31, 2007 (based on age and tenure) and elected to do so, except pursuant to certain collective bargaining agreements.

The 401(k) plan provides that all salaried employees hired or rehired prior to January 1, 2016 will receive: (i) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule; and (ii) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to IRS limits. Employees hired or rehired on or after January 1, 2016 will receive a 50% Company match of employee contributions of up to 6% of eligible pay, subject to IRS limits. Our deferred compensation plan provides for Company contributions in excess of the applicable IRS limitations under the 401(k) plan. Employees eligible for Ryder contribution enhancements in the 401(k) plan are also eligible for the enhancements in the deferred compensation plan provided they meet the eligibility requirements under the deferred compensation plan.

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Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Sensing, Mr. Diez, Mr. Fatovic and Mr. Havens did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans.
Benefits payable under the pension plan are based on an employee’s career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of total compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. The only elements of compensation considered in applying the payment and benefits formula are, to the extent applicable: eligible salary, annual cash incentive award, overtime, vacation and commission.
Pension plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, he or she is eligible to retire with an unreduced benefit at age 62. In the event of a change of control, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The pension restoration plan pays those pension plan participants whose benefits are reduced due to IRS maximum annual limitations on benefits under pension plans an amount equaling the additional amount of benefit the participant would be entitled to receive under the pension plan without such limitation.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62 and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled “Employee Benefit Plans” in Note 18 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021. None of our NEOs received any payments under the pension plans in 2021.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	29	551,121
	Benefit Restoration Plan (Frozen)	29	513,169
John J. Diez	Retirement Plan (Frozen)	20	185,225
	Benefit Restoration Plan (Frozen)	20	9,883
Scott T. Parker	Retirement Plan (Not eligible)	N/A	—
	Benefit Restoration Plan (Not eligible)	N/A	—
J. Steven Sensing	Retirement Plan (Frozen)	29	375,139
	Benefit Restoration Plan (Frozen)	29	11,623
Robert D. Fatovic	Retirement Plan (Frozen)	27	483,736
	Benefit Restoration Plan (Frozen)	27	433,747
Thomas M. Havens	Retirement Plan (Frozen)	28	319,861
	Benefit Restoration Plan (Frozen)	28	20,811

2021 NONQUALIFIED DEFERRED COMPENSATION
We maintain a deferred compensation plan for certain employees, including our NEOs, pursuant to which participants may elect to defer receipt of their cash compensation (base salary, commissions and annual cash incentive award only). Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment, and is payable in a lump sum or in installments for a period ranging from two to fifteen years, as elected in advance by the executive. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current deferred compensation plan does not provide for above-market or preferential earnings. As described above under “Pension Benefits”, in 2021, Mr. Sanchez, Mr. Sensing, Mr. Diez, Mr. Fatovic and Mr. Havens were not eligible to continue accruing benefits under the pension and pension restoration plans and Mr. Parker was never eligible to accrue benefits under such plans. Where IRS limitations prevented the Company from making a match on savings in the 401(k) plan at the same percentage that other employees receive, the Company deposited a match into such NEOs deferred compensation account. A description of these benefits is included under “Pension Benefits” above. None of our NEOs received any distributions under the deferred compensation plan in 2021.

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	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year End
Name	($)	($)	($)	($)
Robert E. Sanchez	181,934	184,177	1,159,654	7,192,195
John J. Diez	313,940	88,867	188,627	1,191,400
Scott T. Parker	87,632	7,658	31,720	183,579
J. Steven Sensing	173,781	86,821	161,876	1,680,545
Robert D. Fatovic	450,091	59,102	622,263	4,444,586
Thomas M. Havens	25,045	28,712	89,765	954,799

(1)	The amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2021.
(2)	Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2021 because no NEO received above market or preferential earnings on deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The severance benefits for executive leadership team members, including each of the NEOs, are provided under individual severance agreements. The severance benefits for all other officers are provided under Ryder’s Executive Severance Plan.
Voluntary Termination and Termination for Cause
In the event an NEO voluntarily terminates his employment with us, or is terminated for cause (as defined below), the NEO will not be entitled to receive any severance payments under the terms of his severance agreement. The NEO will retain any accrued compensation and benefits to the extent vested. In the event of voluntary termination only, all unvested equity awards will be canceled and the NEO will have three months from the date of termination to exercise any vested stock options. In the event of termination for cause only, all equity awards, vested and unvested, will be canceled.
Termination for Death, Disability or Retirement
Cash and Benefits. In the event an NEO retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our pension and pension restoration plans, as described in more detail under the heading “Pension Benefits”. In the event of death, the NEO’s beneficiaries will receive benefits under the executive life insurance policies we maintain on their behalf. These benefits are equal to three times the NEO’s current base salary, up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental, vision and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $2,188 to $2,462, depending on the NEO’s coverage and number of covered family members. In the event of disability, the NEO would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability we maintain for executive officers (as described under “Retirement and Welfare Benefits and Perquisites”on page 42). Upon death or disability, the NEO (or their beneficiary) would also be entitled to a pro-rata payment under our AIP.
Stock Options. Upon death or retirement, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will be canceled. Upon disability, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will continue to vest for a period of three years following disability. As of December 31, 2021, the intrinsic value associated with the stock options that will continue to vest upon disability (calculated based on the difference between the exercise price of the options and the closing market price of our stock on December 31, 2021) is as follows: Mr. Sanchez, $598,534; Mr. Diez, $132,231; Mr. Parker, $0; Mr. Sensing, $132,231; Mr. Fatovic, $118,310; and Mr. Havens, $0.
TVRSRs and PBRSRs. Upon death, disability or retirement, a pro-rata portion of any TVRSR will vest and the underlying common stock will be distributed to the executive (or their beneficiary, in the event of death). In addition, if the performance condition for any PBRSR is met, a pro-rata portion of the PBRSRs will vest and the underlying common stock will be distributed to the executive (or their beneficiary, in the event of death) when distribution to all other participants occurs. The fair market value of the pro-rata number of TVRSRs and PBRSRs that the executives would have been provided had the death, disability or retirement occurred on December 31, 2021, assuming with respect to the PBRSRs actual performance as of such date, is as follows: Mr. Sanchez, $18,884,219; Mr. Diez, $6,854,301; Mr. Parker, $0; Mr. Sensing, $5,877,837; Mr. Fatovic, $3,744,630; and Mr. Havens, $1,667,725.

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Involuntary Termination without Cause and Termination Following a Change of Control
As defined and described below, NEOs are entitled to certain severance benefits upon termination of employment without Cause, and upon termination of employment without Cause or for Good Reason (each a "Qualifying Termination") within 24 months following a Change of Control.
Key Defined Terms.  The following key terms are defined in each NEO's severance agreement:
▶ “Cause” generally means (i) an act of fraud, misappropriation, or embezzlement; (ii) conviction of any felony; (iii) conviction of a misdemeanor involving moral turpitude; (iv) willful failure to report to work for more than 30 days; (v) willful failure to perform duties; (vi) material violation of Ryder’s Principles of Business Conduct; and (vii) any other activity that would constitute cause under such agreements. Items (vi) and (vii) are not included in the definition of Cause for purposes of providing severance upon a Change of Control.
▶ “Change of Control” generally means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.
▶ “Good Reason” generally means a material reduction in compensation; transferring the NEO more than 50 miles; failure to obtain a successor’s agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; termination of employment not done in accordance with the NEO severance agreement; or any material change in duties or any other material adverse change in the terms and conditions of the NEO’s employment (but specifically does not include a change in title or reporting relationship).
Cash. The NEO will receive cash severance as follows:

Involuntary Termination Without Cause:	Qualifying Termination following Change of Control:
•salary continuation for the applicable severance period (30 months for the CEO and 18 months for all other NEOs);	•lump sum payment equal to the NEO’s eligible base salary on the date of termination times the applicable salary multiple (3x for the CEO and 2x for all other NEOs);
•pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and	•pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and
•severance payment equal to 2.5x for the CEO and 1.5x for all other NEOs of the average amounts actually paid to the NEO under the annual cash incentive award for the three-year period preceding the year of termination.

•annual cash incentive award equal to the target annual cash incentive award amount (based on the NEO’s base salary on the date of termination) for the relevant period times the applicable annual cash incentive award multiple (3x for the CEO and 2x for all other NEOs).

Also upon a termination without Cause or if the NEO terminates his employment for Good Reason, in each case within 24 months after a Change of Control, the NEO is entitled to immediate vesting and payment of any deferred compensation amounts, immediate payment of any accrued benefits under our pension restoration plan and any additional benefits under our pension plan (as previously described under “Pension Benefits”).

Equity Awards.  Upon an involuntary termination without Cause, (i) an NEO’s vested stock options are exercisable until three months after the end of the relevant severance period and all unvested stock options are canceled and (ii) all unvested TVRSRs and PBRSRs (whether or not earned) will be forfeited. Upon a Change of Control, our Equity Plan provides for double-trigger accelerated vesting (i.e., vesting upon the occurrence of a Change in Control and termination of the NEO’s employment without Cause or for Good Reason and upon or within 24 months following the Change in Control (as each is defined in the Equity Plan)) of awards granted on or after May 6, 2017 (which constitute all outstanding awards).
Restrictive Covenants and Other Provisions. The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation, non-disparagement and release provisions that are applicable to all termination scenarios described above. The duration of the restriction on non-competition and non-solicitation covenants remains in effect for the longer of (i) twelve months following the NEO’s termination date or (ii) any applicable severance period (which is a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination following a Change of Control). The restrictions on confidentiality and non-disparagement remain in effect indefinitely. The NEO must execute the release and abide by all restrictions in order to receive all applicable payments and benefits. Such agreements also provide that Ryder will reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the

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Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made. In the event of any termination, the NEO will also be entitled to:
•continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination after a Change of Control), if any, the date COBRA continuation coverage is canceled or the date the NEO is eligible to receive benefits from another employer;
•continuation of executive life and supplemental disability insurance until the end of any relevant severance period; and
•outplacement services under a Company-sponsored program until the earlier of (i) 24 months after the NEO’s termination date (36 months for the CEO); (ii) the date on which the NEO obtains another full-time job; (iii) the date on which the NEO becomes self-employed; and (iv) the date on which the NEO has received all services or benefits due under the applicable program.
Estimated Severance and Change of Control Severance Benefits as of December 31, 2021
The estimated payments and benefits that would be provided to each NEO as a result of involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (1) the triggering event taking place on December 31, 2021; and (2) a common stock price of $82.43, the closing price on December 31, 2021.

		Triggering Event
Name(1)	Compensation Components	Involuntary Termination without Cause ($)	Change of Control with Qualifying Termination ($)
Robert E. Sanchez	Cash Severance(1)	9,195,740	10,428,080
	Intrinsic Value of Equity(2)	—	25,969,251
	Retirement Benefits(3)	—	22,806
	Welfare Benefits(4)	87,239	104,687
	Outplacement(5)	90,000	90,000
	Total Benefit to Employee	9,372,979	36,614,824
John J. Diez	Cash Severance(1)	3,318,127	3,831,283
	Intrinsic Value of Equity(2)	—	10,444,719
	Retirement Benefits(3)	—	—
	Welfare Benefits(4)	48,329	64,439
	Outplacement(5)	60,000	60,000
	Total Benefit to Employee	3,426,456	14,400,441
J. Steven Sensing	Cash Severance(1)	2,973,223	3,508,245
	Intrinsic Value of Equity(2)	—	9,662,704
	Retirement Benefits(3)	—	—
	Welfare Benefits(4)	54,805	73,073
	Outplacement(5)	60,000	60,000
	Total Benefit to Employee	3,088,028	13,304,022
Robert D. Fatovic	Cash Severance(1)	2,411,639	2,764,800
	Intrinsic Value of Equity(2)	—	5,238,944
	Retirement Benefits(3)	—	20,059
	Welfare Benefits(4)	50,276	67,034
	Outplacement(5)	60,000	60,000
	Total Benefit to Employee	2,521,915	8,150,837
Thomas M. Havens	Cash Severance(1)	2,100,766	3,065,286
	Intrinsic Value of Equity(2)	—	3,206,610
	Retirement Benefits(3)	—	—
	Welfare Benefits(4)	55,308	73,744
	Outplacement(5)	60,000	60,000
	Total Benefit to Employee	2,216,074	6,405,640

(1)	Mr. Parker resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2021. As a result, the termination of employment scenarios described above are inapplicable.

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(1)	Cash severance includes: (1) base salary; (2) pro-rata cash payment under the annual cash incentive awards; (3) in the case of involuntary termination without Cause, a payment equal to a multiple of the average payout amounts under the annual cash incentive awards for the previous three years; and (4) in the case of Change of Control with termination, a payment equal to a multiple of the target annual cash incentive award, all as described above. In the event of involuntary termination without Cause, base salary is paid over time in accordance with usual payroll practices, and the annual cash incentive award is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code. All of the NEOs are subject to a “best payments“ provision in the event their Change in Control payments exceed their 280G limit. The best payments provision automatically reduces their benefits to their 280G limit in the event the reduction would result in a greater net after-tax payment to the NEO.
(2)
Upon a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2021, which was $82.43, and includes stock options, restricted stock, and PBRSRs.

(3)	This reflects the change in value resulting from the acceleration of the vesting of the pension restoration plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our pension plan. Assumed retirement age is the later of age 55 or the executive’s age on December 31, 2021. See “Pension Benefits” above for more information.
(4)	Amounts are based on the current cost to us of reimbursing the named executive for the premiums paid for their current health, dental and prescription insurance coverage during the severance period as described above. The reimbursement is included in the earnings of the executive and subject to all applicable taxes.
(5)	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to that of Robert E. Sanchez, our CEO.

The 2021 annual total compensation of the median employee identified by the Company (as described below) was $45,296, and the 2021 annual total compensation of our CEO as defined on page 45 in the Summary Compensation Table ("SCT") was $8,976,095. Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 198 to 1.
To identify the median employee, we began with our employee population (comprising both full-time and part-time employees) as of December 31, 2021, which consisted of approximately 42,900 individuals (excluding our CEO), with 84% of employees located in the United States and 16% located outside of the United States (refer to Item 1, Business, in our Annual Report on Form 10-K filed with the SEC on February 17, 2022) for further information on our employee population.
We then excluded certain non-U.S. employees (six employees from Germany), as permitted by an exemption under SEC rules that allows for exclusion of employees in countries outside of the United States where a small number of our employees are located. After this exemption, our employee population as of December 31, 2021 consisted of approximately 42,894 individuals (excluding our CEO). The employee population of 42,894 excludes 387 employees associated with the Midwest Warehouse & Distribution System acquisition that was completed during the fourth quarter of 2021. We then identified the median employee using total cash compensation for this population for the 12-month period ending December 31, 2021 comprising (1) base pay; (2) actual annual bonus; (3) commissions; and (4) other cash payments including car allowance, perquisites, tuition reimbursement and an executive allowance, as applicable. We did not annualize compensation for any employee, including employees that were not employed by us for all of 2021.
After identifying the median employee as a full-time, salaried employee located in the United States, we calculated this employee’s 2021 annual total compensation based on the SCT rules used for our NEOs.

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DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objectives of our director compensation program are to attract and retain high quality board members and to align their interests with the long-term interests of our shareholders. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.

Our non-employee directors received the following compensation during 2021:
▶	an annual Board retainer of $100,000, paid in four installments in 2021: $25,000 in January, April, July and October;
▶	an annual grant of $155,000 in restricted stock units (RSUs), made on the date of our Annual Meeting of Shareholders;
▶	a Board or committee meeting attendance fee of $1,000 for each additional Board or committee meeting attended in excess of eight Board meetings or eight committee meetings, payable in December;
▶	a committee chair retainer, payable in May, to each of the Chairs of the Finance and Compensation Committees ($20,000), Governance Committee ($15,000) and the Audit Committee ($25,000); and
▶	an annual retainer of $30,000 to the Board’s Lead Independent Director, payable in May.

The number of RSUs granted is based on the closing price of Ryder common stock on the date of grant. The first RSU grant received upon joining the Board vests after the director’s first year of service. Thereafter, RSUs vest upon grant. RSU awards are settled upon vesting following a director’s initial year of service on the Board unless the director elects to defer settlement. Directors may not sell any shares delivered in respect of RSUs unless they have satisfied the director stock ownership requirements, as explained on page 55. RSUs granted during a director’s initial year of service, or RSUs deferred until on or after separation from the Board, will receive dividend equivalents, which will be reinvested through our dividend reinvestment program. Shares delivered in respect of RSUs will receive dividends upon terms consistent with all other shareholders. Upon the occurrence of a change in control, as defined in the relevant plan documents, all outstanding RSUs will be settled.
Directors are given the option to receive all or any portion of their annual Board retainer in Ryder common stock. As part of our deferred compensation plan, directors also have the option of deferring receipt of their annual Board retainers and excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by the directors. Directors are not eligible to participate in our pension plan or 401(k) plan.
We maintain a legacy Directors’ Charitable Awards Program pursuant to which each director who was elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director’s name following the director’s death. The program is currently funded with the proceeds of insurance policies and the directors obtain no personal financial benefits from the program. Two of our directors, Mr. Tookes and Ms. A. Smith, were elected prior to January 1, 2005 and currently participate in the program. Directors may also participate in our Matching Gifts to Education Program, under which we match a director’s contributions to eligible educational institutions up to a maximum of $10,000 per year.
The Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors annually, including a review of a compensation pay analysis provided by Frederic W. Cook. The Committee approved the following increases to director compensation in 2021: (i) $10,000 increase to the equity retainer payable in RSUs, (ii) $7,500 increase to the Finance Committee Chair retainer, (iii) $2,500 increase to the Governance Committee Chair retainer and (iv) $5,000 increase to the Lead Director Chair retainer. All of the foregoing increases are reflected above in the total compensation for non-employee directors in 2021.

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Director Compensation

2021 DIRECTOR COMPENSATION
The table below sets forth the total compensation received by our non-employee Board members in 2021. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2021; and (2) RSUs awarded as dividend equivalents in 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert J. Eck	145,000	211,261	10,000	366,261
Robert A. Hagemann	101,000	193,646	9,000	303,646
Michael F. Hilton	113,096	205,666	—	318,762
Tamara L. Lundgren	101,000	179,338	10,000	290,338
Luis P. Nieto, Jr.	100,000	214,977	10,000	324,977
David G. Nord	—	318,312	10,000	328,312
Abbie J. Smith	121,000	241,905	—	362,905
E. Follin Smith	106,904	223,226	10,000	340,130
Dmitri L. Stockton	100,000	183,289	10,000	293,289
Hansel E. Tookes, II	101,000	256,742	5,000	362,742

(1)	Includes an annual Board retainer of $100,000; Committee Chair fees as follows: Mr. Eck, $15,000; Ms. A. Smith, $20,000; Mr. Hilton $13,096; and Ms. F. Smith 6,904, and Lead Independent Director fee of $30,000 for Mr. Eck; and additional meeting fees paid to members of the Board as follows: Mr. Hagemann, $1,000; Ms. Lundgren, $1,000; Ms. A. Smith, $1,000; and Mr. Tookes, $1,000.
(2)	Represents the aggregate value of stock awards granted in 2021, valued at their respective grant dates. For 2021, Mr. Nord elected to receive 100% of his compensation in stock. Therefore, his amount also includes the annual Board retainer of $100,000, Committee Chair fees of $25,000, and additional meeting fees of $1,000. The table below sets forth each director’s outstanding stock awards as of December 31, 2021, as a result of the director’s election to defer settlement, and accrued dividends. These shares are fully vested but not yet delivered.
(3)	Reflects benefits under the Company's Matching Gifts to Education program.

Name	Outstanding Stock Awards
Robert J. Eck	25,680
Robert A. Hagemann	18,479
Michael F. Hilton	23,134
Tamara L. Lundgren	10,958
Luis P. Nieto, Jr.	26,939
David G. Nord	17,751
Abbie J. Smith	42,429
E. Follin Smith	31,199
Dmitri L. Stockton	13,159
Hansel E. Tookes, II	47,140

Director Stock Ownership Requirements
To further align the interests of our directors and shareholders, our directors are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs) pursuant to stock ownership requirements. The stock ownership requirement for each director is six times the Board retainer, based on a five-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director’s election to the Board. As of December 31, 2021, all directors were in compliance with these stock ownership requirements.

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Director Compensation

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say on Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section beginning on page 30, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement. The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years. Following the recommendation of our shareholders at our 2017 Annual Meeting of Shareholders, our Board has chosen to hold the Say on Pay vote every year.
We encourage you to read the Compensation Discussion and Analysis to learn more about our executive compensation programs and policies and the changes we have made over the last few years. The Board believes that its 2021 compensation decisions and changes to our executive compensation programs over the last few years reflect the Company’s commitment to respond to shareholder input and pay for performance, support the Company’s ability to sustain long-term growth while accounting for sound risk management, and align the interests of our executives with those of our shareholders by emphasizing variable, at-risk compensation largely tied to measurable performance goals.
Although this Say on Pay vote on executive compensation is non-binding, we highly value input and engagement from our shareholders. The Board and the Compensation Committee will review the results of this 2022 vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements. Shareholders are therefore asked to vote for the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2022 Annual Meeting Proxy Statement.
The Board recommends a vote FOR adoption of the resolution approving the compensation of our NEOs, as described in the Compensation Discussion and Analysis and related tabular and narrative disclosure set forth in this proxy statement.

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Advisory Vote on Executive Compensation (Proposal 3)

PROPOSAL NO. 4
SHAREHOLDER PROPOSAL REGARDING WRITTEN CONSENT
Ryder is not responsible for the content of this shareholder proposal or supporting statement.
John Chevedden, the beneficial holder of 100 shares of the Company’s common stock, has notified Ryder that he intends to present the following non-binding advisory proposal at the Annual Meeting. Upon oral or written request, the Company will promptly provide address information for the shareholder proponent. The proposal as submitted reads as follows:
Proposal 4:
Real Shareholder Right to Act by Written Consent
Shareholders request that our board of directors take the necessary steps to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting.

One of the purposes of this proposal is to enable one shareholder to be able to perform the ministerial function of asking for a record date to the greatest extent possible.

This proposal topic of written consent is an important shareholder right and this right won impressive 85%-support at the 2021 Conagra annual meeting without any special effort by the shareholder proponent.

Ryder management made a rule in 2018 that turns our current so-called right to act by written into a classic Catch-22 dilemma for Ryder shareholders. Ryder management made a rule that it would be mandatory to have the backing of 25% of all shares in existence to do so little as to ask for record date to start the written consent process. Why would any group of shareholders, who own 25% of Ryder, find it attractive to do so little as to ask management to look a calendar and come up with a date when the owners of 10% of Ryder can compel management to hold a special shareholder meeting.

Once the written consent record date is set then the owners of 25% of Ryder are on a tight schedule to obtain the backing of 60% of the shares that vote at our annual meeting in order to get the backing of 51% of shares outstanding.

Meanwhile in order to get a record date the owners of 25% of Ryder shares outstanding have to surrender their contact information to management. Thus management gets a head start and can use the corporate war chest to hire professional proxy solicitors to pester the owners of 25% of Ryder in an attempt for them to change their mind on written consent. These shareholders need to rapidly double their base and meanwhile Ryder management gives itself an easy way for Ryder management to attack their base.

Instead of having a real right to act by written consent, shareholders are faced with a classic Catch-22 dilemma. In order to take the first small formal step with written consent they have to surrender their contact information that in turn makes them easy prey to be pestered with Ryder management messages to reverse their support for written consent.

Mr. Hansel Tookes was chair of the Governance Committee at the time that our Catch-22 written consent was adopted. Mr. Tookes should have known better. Maybe Mr. Tookes can point the finger at an outside law firm. Mr. Tookes is also on the board of Corning Incorporated, Harris Corporation and NextEra Energy.

Please vote yes — Proposal 4
Real Shareholder Right to Act by Written Consent

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Shareholder Proposal Regarding Written Consent (Proposal 4)

Board’s Statement in Opposition to Shareholder Proposal
The Board has given careful consideration to the non-binding, advisory shareholder proposal. For the reasons set forth below, the Board recommends a vote “AGAINST” this proposal.
•Last year at our 2021 annual meeting, our shareholders voted AGAINST lowering the ownership threshold from 25% to 10% to initiate action by written consent. In addition, our written consent right with a 25% ownership threshold was overwhelmingly approved by 97% of votes cast at our 2018 annual meeting, representing 81% of our outstanding shares. A majority of Ryder's shareholders have repeatedly expressed their satisfaction with our governance framework, and specifically the right to act by written consent.
•Our shareholders already have the right to call a special meeting with a low threshold of 10% and to nominate directors through meaningful proxy access right. Written consent solicitations do not afford shareholders the opportunity to discuss the merits of a proposed action with management and the proponent in the same manner as can be done at a special meeting called by shareholders owning at least 10% of our shares. In addition, a shareholder or a group of shareholders owning at least 3% of outstanding Ryder shares for at least three years may also include director nominees in Ryder's proxy materials. Lowering the ownership threshold to request a record date to initiate written consent is unnecessary given our broader governance framework.
•Without a meaningful ownership threshold for written consent, there is the potential for abuse by a narrow subset of shareholders with special interests to initiate a written consent solicitation and subject the Company and all shareholders to significant costs and disruption.
Our shareholders have repeatedly expressed that the procedural requirements and 25% ownership threshold of our written consent right already preserve the balance among shareholder participation rights and the interests of all shareholders. At last year's 2021 annual meeting, a majority of our shareholders voted against a nearly identical proposal as the one at issue, which sought to lower the ownership threshold for action by written consent to 10%. At our 2018 annual meeting, an overwhelming majority of the votes cast (97%), representing 81% of the outstanding shares, approved our current written consent right. We see no justification to undermine both of these recent shareholder votes.
The Proponent’s proposal should be evaluated within our broader governance framework, which allows shareholders to call a special meeting with a very low 10% ownership threshold, submit proposals for consideration at our annual meeting, and nominate directors through a meaningful proxy access right. Given the special meeting right in particular, our shareholders already have a robust mechanism to raise issues in a manner that permits adequate discussion by all shareholders at an open meeting. Unlike action by written consent, shareholder meetings provide an important forum for shareholders to present, discuss and vote on proposals in an orderly and informed basis. The Proponent’s proposal, if implemented, would have the effect of allowing shareholders with a relatively small shareholding, representing narrow interests, to initiate action by written consent and subject the Company and other shareholders to significant disruption and unnecessary expense.
Prior to submitting our 2018 proposal regarding written consent, our Board and management met with shareholders representing a majority of our outstanding shares to solicit their feedback. A majority of those shareholders believed that 25% is the appropriate ownership threshold for action by written consent. We see no justification to disrupt the balance that our Board and the vast majority of our shareholders sought to preserve through our existing 25% ownership threshold.
The Proponent also incorrectly stated that a member of our Board, Mr. Hansel Tookes, serves on the board of three other public companies. While the number of boards that Mr. Tookes serves on has no bearing on whether to lower the threshold required to initiate action by written consent, Mr. Tookes is only on the Board of one other public company, Corning Incorporated.
Our Board is committed to strong corporate governance and will continue to consider and evaluate developments in this area. While the Board encourages and evaluates shareholder input over corporate governance matters, the Board believes that Proposal 4 is unnecessary and inconsistent with the long-term interests of our shareholders
Required Vote and Recommendation
The affirmative vote of the holders of a majority of the votes cast is required to approve Proposal 4. We believe that the interests of our shareholders will be best served by maintaining the 25% ownership threshold to request the setting of a record date to initiate the written consent process. The Board therefore recommends that shareholders vote against Proposal 4.
The Board recommends a vote AGAINST Proposal 4.

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Shareholder Proposal Regarding Written Consent (Proposal 4)

OTHER MATTERS

Who can vote?	Holders of Ryder common stock at the close of business on March 7, 2022, the record date, are entitled to vote their shares at the Annual Meeting. As of March 7, 2022, there were 51,120,821 shares of common stock issued and outstanding of which 49,740,095 are entitled to vote. Each share of common stock issued, outstanding and entitled to vote represents one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued, outstanding and entitled to vote at the meeting must be present in person (through virtual access) or represented by proxy for a quorum. If you sign and return your proxy marked “abstain”, your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?	Record Shareholder. You are a shareholder of record if you are registered as a shareholder with our transfer agent, EQ Shareowner Services.

Beneficial Shareholder. You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name”, since your name does not appear anywhere in our records.

How do I vote?	If you are a shareholder of record, you may vote:
via internet; by telephone; or by mail, if you received a paper copy of these proxy materials.
Detailed instructions for internet and telephone voting are set forth on the notice of internet availability (Notice), which contains instructions on how to access our proxy statement, Annual Report and shareholder letter online, and the printed proxy card.
If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 3, 2022 (the cut-off date). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as all other shares in our 401(k) plan for which voting instructions were received.
If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 7, 2022. For participants in our 401(k) plan, shares held in your account as of that date are included in your proxy.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?	Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What does it mean if I receive more than one Notice or proxy card?	It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

How many votes are needed for the proposals to pass?	The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal and the impact of abstentions.

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Other Matters

Proposal		How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
No. 1	Election of Directors	Majority of Votes Cast	No	None	None
No. 2	Ratification of PricewaterhouseCoopers LLP	Majority of Votes Cast	Yes	Not Applicable	None
No. 3	Say on Pay	Majority of Votes Cast	No	None	None
No. 4	Shareholder Proposal Regarding Written Consent	Majority of Votes Cast	No	None	Same as a Vote “Against”(1)
(1) For purposes of this proposal, the NYSE listing standards require approval by at least a majority of votes cast, and under NYSE guidance, an abstention counts as a vote cast. Accordingly, abstentions will have the same effect as a vote “Against” the proposal.

Proposals 3 and 4 are non-binding, advisory votes. What is the effect if they pass?	Although the advisory votes on Proposal 3 (Say on Pay) and Proposal 4 (Shareholder Proposal Regarding Written Consent) are non-binding, our Board and the Compensation Committee (with respect to Proposal 3) and the Governance Committee (with respect to Proposal 4) will review the results and, consistent with our record of shareholder engagement, take them into account in making future executive compensation and corporate governance decisions.
How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the internet), or by attending the Annual Meeting and voting electronically.

If you are a beneficial shareholder, you may change your vote by following your nominee’s procedures for revoking or changing your proxy.

Why is the Annual Meeting being held virtually?	Due to health and safety concerns regarding the COVID-19 pandemic and to support the well-being of our employees and shareholders, we will be hosting a virtual Annual Meeting of Shareholders live via the internet this year. To attend the Annual Meeting via the internet please visit www.virtualshareholdermeeting.com/R2022 and be sure to have the information that is printed on your notice card. We intend to return to in-person annual meetings once the Company determines that it is safe to do so.
How can I attend the Annual Meeting?	If you are a shareholder as of the record date, you will be able to virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/R2022 and logging in with the 16-digit control number included on your notice, proxy card or the instructions that accompanied your proxy materials.

If you are a stockholder holding your shares in “street name” as of the record date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The Annual Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. Virtual access to the meeting will open at 9:45 a.m., Eastern Daylight Time. You should allow ample time to log in to the meeting webcast and test your computer audio system, and we encourage you to access the meeting at least 15 minutes before the scheduled start time.

If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.

If you wish to submit a question for the Annual Meeting, you may do so in advance at
www.virtualshareholdermeeting.com/R2022, or you may type it into the dialogue box provided at any point during the virtual meeting (until the floor is closed to questions).

PROXY SOLICITATION COSTS
We have retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from brokers and nominees of shareholders for the Annual Meeting. We will pay the cost of these services, which is estimated to be approximately $17,500 plus out-of-pocket expenses. We also reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.

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Other Matters

VOTE TABULATIONS
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.

CONFIDENTIAL VOTING
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans and shares held in our 401(k) plan will only be available to the plan’s tabulator. The voting instructions of beneficial shareholders will only be available to the shareholder’s nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you or cast in a contested election.

SHAREHOLDER PROPOSALS
Shareholder Proposals. If a shareholder wishes to submit a proposal for consideration at the 2023 Annual Meeting pursuant to Rule 14a-8(e) under the Exchange Act, and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted in writing to 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, and received by the Company no later than November 16, 2022. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2023 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 6, 2023 and no later than February 5, 2023.
Shareholders Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company’s Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder’s proxy materials director nominees constituting up to 20% of Ryder’s Board or two directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws, including Articles IV and V. If a shareholder would like to use the Company’s proxy access procedures to nominate one or more directors for election at the 2023 Annual Meeting (for inclusion in Ryder’s proxy materials), he or she must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy statement for the 2022 Annual Meeting, as required in our By-Laws (no earlier than October 17, 2022 and no later than November 16, 2022). The notice must include information regarding both the proposing shareholder and the director nominee as required in our Bylaws. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.
Shareholders Nominating a Director Candidate Without Using the Company’s Proxy Materials. If a shareholder would like to nominate one or more directors for election at the 2023 Annual Meeting of Shareholders without involving the Governance Committee (as described on page 12) or following proxy access procedures described above, he or she must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2022 Annual Meeting (no earlier than January 6, 2023 and no later than February 5, 2023), as required by our By-Laws. The notice must include information regarding both the proposing shareholder and the director nominee as required in our Bylaws. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence. In addition, such shareholder must comply with all other requirements set forth in our By-Laws, including Articles IV and V.

All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from the Governance page in the Investors area of our website at http://investors.ryder.com or from our filings with the SEC on the SEC’s website at www.sec.gov.

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Other Matters

ELECTRONIC DELIVERY
This year, we have again elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 16, 2022, we mailed to our shareholders the Notice regarding internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and shareholder letter online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials.
Most shareholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the internet by accessing the Investors area of our website at https://investors.ryder.com.
If you are a shareholder of record, you may, if you wish, receive future proxy statements, annual reports and any other accompanying materials electronically. If you vote via the internet as described on your proxy card, you may sign up for electronic delivery at the same time. If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or on the internet.
We encourage you to sign up for electronic delivery of future proxy materials as this will allow you to receive the materials more quickly and will reduce printing and mailing costs.

HOUSEHOLDING
We are only sending one set of Notices regarding the internet availability of proxy materials or 2022 Annual Meeting materials to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.
If you are a record shareholder and you want to request a separate copy of this proxy statement or accompanying 2021 Annual Report on Form 10-K as filed with the SEC (such report is available free of charge and includes the financial statements and schedules thereto, but not the exhibits) and shareholder letter, you may contact our Investor Relations Department by calling (305) 500-4053, in writing to Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178 or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Broadridge by calling (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Our 2021 Annual Report, the shareholder letter and this proxy statement are also available through the Investor Relations area of our website at https://investors.ryder.com. A copy of any exhibit to the 2021 Annual Report on Form 10-K will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address can request delivery of a single copy of the 2022 Annual Meeting materials if they are receiving multiple copies by contacting Broadridge in the manner set forth above.
If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Other Matters

Ryder System, Inc.
11690 N.W. 105th Street
Miami, Florida 33178
www.ryder.com

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Ryder Ever better.

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/R2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69021-P67920-Z81943

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

The Board of Directors recommends a vote "FOR" the following director nominees:

1. Election of Directors

Nominees:

For a 1-year term of office expiring at the 2023 Annual Meeting.

	Nominee	For	Against	Abstain
1a.	Robert J. Eck	☐	☐	☐
1b.	Robert A. Hagemann	☐	☐	☐
1c.	Michael F. Hilton	☐	☐	☐
1d.	Tamara L. Lundgren	☐	☐	☐
1e.	Luis P. Nieto, Jr.	☐	☐	☐
1f.	David G. Nord	☐	☐	☐
1g.	Robert E. Sanchez	☐	☐	☐
1h.	Abbie J. Smith	☐	☐	☐
1i.	E. Follin Smith	☐	☐	☐
1j.	Dmitri L. Stockton	☐	☐	☐
1k.	Hansel E. Tookes, II	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following management proposals:

	Proposal	For	Against	Abstain
2.	Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2022 fiscal year.	☐	☐	☐
3.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the following proposal:

	Proposal	For	Against	Abstain
4.	Shareholder proposal to vote, on an advisory basis, on a shareholder proposal regarding written consent.	☐	☐	☐

This Proxy Card will be voted "FOR" the election of the director nominees, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: The proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 6, 2022: The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

D69022-P67920-Z81943

PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 6, 2022

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez, John J. Diez and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 7, 2022, during or at any adjournment of the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT at the www.virtualshareholdermeeting.com/R2022 on Friday, May 6, 2022.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED. ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO CHOICE IS SELECTED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES.

Continued and to be signed on reverse side